                                                                    EXHIBIT 10.7

                                  ONE NEWPORT

                             OFFICE BUILDING LEASE

                                 MERCATA, INC.

                                Mercata, Inc.
                                 One Newport
                             Office Building Lease

                               TABLE OF CONTENTS
1.   BASIC LEASE TERMS...............................................    1
2.   PREMISES........................................................    3
3.   TERM............................................................    7
4.   DELAY IN POSSESSION.............................................   10
5.   RENT............................................................   11
6.   OPERATING COSTS.................................................   11
7.   SECURITY DEPOSIT................................................   16
8.   UTILITIES AND SERVICES..........................................   18
9.   CARE OF PREMISES................................................   19
10.  ASSIGNMENT AND SUBLETTING.......................................   21
11.  DAMAGE OR DESTRUCTION...........................................   23
12.  INDEMNIFICATION.................................................   24
13.  DAMAGE TO TENANT'S PROPERTY.....................................   25
14.  TENANT'S INSURANCE..............................................   25
15.  WAIVER OF SUBROGATION...........................................   26
16.  EMINENT DOMAIN..................................................   26
17.  BANKRUPTCY......................................................   27
18.  DEFAULT AND REMEDIES............................................   27
19.  SUBORDINATION, QUIET ENJOYMENT..................................   30
20.  ESTOPPEL CERTIFICATES...........................................   30
21.  ATTORNEYS' FEES.................................................   31
22.  LATE CHARGES....................................................   31
23.  NOTICES.........................................................   31
24.  HOLDING OVER....................................................   32
25.  ALTERATIONS.....................................................   32
26.  RENT TAX........................................................   33
27.  PRIOR AGREEMENT, AMENDMENTS.....................................   33
28.  PERSONAL PROPERTY TAXES.........................................   34
29.  SUCCESSORS......................................................   34
30.  RIGHT TO PERFORM................................................   34
31.  FORCE MAJEURE...................................................   34
32.  LIMITATION ON LIABILITY.........................................   34
33.  MODIFICATION BY LENDER..........................................
34.  MISCELLANEOUS...................................................   35
35.  HAZARDOUS MATERIALS.............................................   38
36.  RIDERS..........................................................   39

                                 Mercata, Inc.
                                  One Newport
________________________________________________________________________________
                             Office Building Lease
________________________________________________________________________________

     THIS LEASE IS MADE ON February 17, 2000, by and between Bentall Newport Centre L.L.C., a Washington limited liability company, hereinafter called "Landlord", and Mercata, Inc., a Delaware corporation, hereinafter called "Tenant".

________________________________________________________________________________________________________________________
                           1.     BASIC LEASE TERMS
________________________________________________________________________________________________________________________
(a)        Premises:
           ---------
             Building Name:                                     One Newport
             Building Address:                                  3605 132nd Avenue S.E.
                                                                Bellevue, Washington 98006
             Floors                                             Second (2nd) Floor and Third (3rd) Floor
             Suite(s):                                          Suites 200 (Second Floor) and 300 (Third Floor)
             Premises Area:                                     (Subject to subsection 2(a) below)
                   Rentable Square Feet on Second Floor:        Approximately 23,509
                   Useable Square Feet on Second Floor:         Approximately 20,653
                   Rentable Square Feet on Third Floor:         Approximately 22,180
                   Useable Square Feet on Third Floor:          Approximately 19,615
             Building Area:                                     90,133 Rentable Square Feet
             Newport Corporate Center Area:                     675,370 Rentable Square Feet
             Tenant's Percentage of the Building upon           24.61% (Subject to Section 2(a) below).
             occupancy of Third Floor only:
             Tenant's Percentage of the Building upon           50.69% (Subject to Section 2(a) below).
             occupancy of both the Second Floor and the
             Third Floor:
             Tenant's Percentage of Newport Corporate           3.28% (Subject to Section 2(a) below).
             Center upon occupancy of the Third Floor
             only:
             Tenant's Percentage of Newport Corporate           6.77% (Subject to Section 2(a) below).
             Center upon occupancy of both the Second
             Floor and Third Floor:

(b)          Term of the Lease:  Subject to Section 3,
             -----------------
             the term of this Lease shall be for                the period from the "Commencement Date" as
                                                                defined in Section 3(a) through the end of the
                                                                sixtieth (60th) full month after the "Second Floor
                                                                Commencement Date" as defined in Section 3(a) below.

             Estimated Third Floor Availability Date:           April 8, 2000.
             ---------------------------------------

             Estimated Second Floor Availability Date:          January 1, 2001.
             ----------------------------------------


(c)          Basic Rent (Subject to Section 5 below):
             ----------
Lease        Basic Rent Per Rentable    Basic Rent per Month    Basic Rent per Month for the
Months        Square Foot (Annual)       for the Third Floor     Second and Third Floors
                                              only

  1 - 12          $22.00, NNN           $40,663.33          $83,763.17
 13 - 24          $22.50, NNN           $41,587.50          $85,666.87
 25 - 36          $23.00, NNN           $42,511.67          $87,570.58
 37 - 48          $23.50, NNN           $43,435.83          $89,474.29
 49 - 72          $24.00, NNN           $44,360.00          $91,378.00

*****
**If the initial Term extends beyond 72 months from the Commencement Date for any reason (other than Tenant's exercise of an option to renew and extend), the Basic Rent per Rentable Square Foot per year for months 73 through the expiration of the initial Term shall be $24.50, NNN.

(d)        Security Deposit:                                       Initially, a $1,000,000.00 Letter of Credit (as
           ----------------
                                                                   defined in Section 7 below), subject to
                                                                   adjustment as set forth in Section 7 below.

(e)        Tenant's Use of the Premises:                           General office, software development and other
           ----------------------------
                                                                   lawful uses consistent with Tenant's business.

(f)        Leasing Broker(s)/Agent(s):
           --------------------------
           Landlord's Leasing Broker/Agent:                        Lisa C. Rowe, Bentall U.S. L.L.C.
           Tenant's Leasing Broker/Agent:                          Broderick Group, Inc.

(g)        Parking:  Pursuant to the terms of subsection 34(n):    Four (4) Parking stalls per 1,000 Usable Square
           -------
                                                                   Feet of leased Premises, as such Premises may be
                                                                   expanded as provided in this Lease.  Tenant shall
                                                                   pay for parking on a monthly basis regardless of
                                                                   whether or not Tenant uses such parking as
                                                                   Additional Rent at the rates set forth below:
                                                                   During the initial twenty-four (24) months of the
                                                                   Term, parking shall be $55.00 per stall. Thereafter,
                                                                   parking rates shall be based on the market rates for
                                                                   covered parking stalls along the I-90 corridor as
                                                                   reasonably determined by Landlord.

(h)        Addresses for Notices:
           ---------------------

           i)     Landlord:                                        c/o Bentall U.S. L.L.C.
                                                                   Suite 200
                                                                   320 108th Avenue N.E., Suite 200
                                                                   Bellevue, Washington 98004-5731
                                                                   Attn:  Gary Carpenter, COO,
                                                                   and Lisa C. Rowe, Director of Leasing

           ii)    Tenant (prior to Commencement Date):             Mercata, Inc.
                                                                   110 110th Avenue N.E.
                                                                   Bellevue, WA 98004-5840
                                                                   Attn:  Legal Department

           iii)   Tenant (after Commencement Date):                Mercata, Inc.
                                                                   3605 132nd Avenue S.E., Suite 300
                                                                   Bellevue, Washington 98006

                                    Attn:  Legal Department

          With a copy to:           Gordon W. Tanner
                                    Stoel Rives LLP
                                    600 University Street, Suite 3600
                                    Seattle, WA 98101


     This Section 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

________________________________________________________________________________
                                  2. PREMISES
________________________________________________________________________________

     (a) Premises. Landlord hereby leases to Tenant and Tenant leases from
         --------
Landlord those certain premises described in subsection 1(a) and in Exhibit "A"
                                                                    -----------
attached hereto (the "Premises"); provided, that prior to the Second Floor Commencement Date (defined below), the Premises shall include only the area depicted on Exhibit "A" on the third floor of the Building (the "Third Floor").
            -----------
Immediately upon the Second Floor Commencement Date, and without any further action of the parties, the Premises shall be automatically expanded to include the area depicted on Exhibit "A" on the second floor of the Building (the
                     -----------
"Second Floor"). The exact amount of Rentable Square Feet and Useable Square Feet in the Third Floor shall be determined upon the completion of the build-out of the Tenant Improvements in and to the Third Floor pursuant to the Work Letter Agreement attached hereto. The exact amount of Rentable Square Feet and Useable Square Feet in the Second Floor shall be determined upon completion of the build-out of the Tenant Improvements in and to the Second Floor pursuant to the Work Letter Agreement attached hereto. All exact square footages of space in the Premises, the Building, the Newport Corporate Center, or any portion thereof shall be determined reasonably by Landlord's architect and verified by Tenant's architect. Any dispute regarding any such determination shall be resolved in accordance with Section 18(j). Until such determination of the exact number of Rentable Square Feet and Useable Square Feet of space in the Premises, the Building and the Newport Corporate Center as set forth above, the number of Rentable Square Feet and Useable Square Feet of space shown in subsection 1(a) shall control. Upon final determination of the number of Rentable Square Feet and Useable Square Feet of space in the Second Floor or Third Floor, as the case may be, the Building or the Newport Corporate Center, Landlord and Tenant shall, within ten (10) days of Landlord's written request, execute a written confirmation of Rentable Square Feet and Useable Square Feet in such floor generally in the form attached hereto as "Exhibit D". The "Rentable Square
                                         ----------
Feet" and "Useable Square Feet" as used in this Lease shall be calculated according to the Building Owner's and Manager's Association ("1996 BOMA") standard, the "Standard Method for Measuring Floor Area in Office Buildings - American National Standard," ANSI Z65.1-1996. The Premises are contained within the building (the "Building") which is located at the address designated in subsection 1(a). The Building is located on the real property (the "Land") described on Exhibit "B" attached hereto. The term "Newport Corporate Center"
             -----------
shall mean the properties and buildings located thereon commonly known as One Newport, Two Newport, Newport Tower, Newport Heights, Newport Terrace and Four Newport described on Exhibit "B-1" attached hereto, together with such other
                     -------------
additional properties and/or buildings in the immediately adjacent area which Landlord may add in the future, all of which Landlord may rename from time to time. Tenant now consents to the addition of Five Newport to the Newport Corporate Center at such time as Landlord so elects, provided it shall have been completed. "Tenant's Percentage of the Building" shall equal a fraction whose numerator is the number of Rentable Square Feet within the Premises as set forth in subsection 1(a) and whose denominator is the number of Rentable Square Feet within the Building as set forth in subsection 1(a). "Tenant's Percentage of Newport Corporate Center" shall equal a fraction whose numerator is the number of Rentable Square Feet within the Premises as set forth in subsection 1(a) and whose denominator is the number of Rentable Square Feet within Newport Corporate Center as set forth in subsection 1(a). If the number of Rentable Square Feet within the Premises, the Building or the Newport Corporate Center is adjusted, including without limitation pursuant to the automatic expansion of the Premises to include the Second Floor of the Building as provided in this subparagraph 1(a), then Tenant's Percentage of the Building and Tenant's Percentage of the Newport Corporate Center shall be automatically adjusted without further action of either party. Upon the written request of either party, both parties shall execute a written confirmation of such percentages generally in the form attached hereto as "Exhibit D".
                    ---------

     (b)  Acceptance of Premises. All prior representations of Landlord and its
          ----------------------
agents with respect to the Premises or the Building are superceded by those expressly set forth herein. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant accepts the Premises "as is", subject to Landlord's obligations under Exhibit "C", including without limitation
                             -----------
Landlord's obligation to construct any Tenant Improvements described in Exhibit
                                                                        -------
"C", and subject further to any latent defects in the Premises or Building which
---
are not reasonably ascertainable by a visual inspection of Tenant. In addition, Landlord shall deliver the Premises to Tenant with all cabling of prior tenants removed (unless otherwise requested by Tenant). The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good condition and suitable for Tenant's intended use at the time possession was taken, except for any latent defects in the Premises or Building not reasonably ascertainable by a visual inspection of Tenant, provided, however, Tenant agrees to provide Landlord notice promptly following Tenant's discovery of any latent defects.

     (c)  Common Areas.  Tenant shall have the nonexclusive right to use in
          ------------
common with other tenants in the Building and in connection with Tenant's business at the Premises the following areas ("Common Areas") appurtenant to the
Premises:

          i) The Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits (excluding Landlord's fiber optic conduit), wires and appurtenant equipment serving the Premises;

          ii) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building;

          iii) The Building's common facilities made available for or for the benefit of all tenants within Newport Corporate Center including, without limitation, landscaping, roadways, pedestrian walkways and parking areas;

          iv) Other areas within Newport Corporate Center that are not intended for lease and which are designated (which designation may be changed from time to time) by Landlord as Common Areas set aside for the common and joint use and benefit of the occupants of Newport Corporate Center.

          Landlord reserves the right from time to time without cost to Tenant (except as allowed under the terms of this Lease) and unreasonable interference with Tenant's use and, if Tenant's use of the Premises or Common Areas will be interfered with, then upon reasonable prior written notice to Tenant

          v) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

          vi) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces (as long as the parking ratio for Tenant stated in Section 1(g) is maintained unless a reduction on Landlord's overall parking ratio for the Building is required by law), parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

          vii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available and maintenance is started promptly and diligently pursued to completion, provided that Tenant shall notify Landlord if Tenant believes such maintenance is not being diligently pursued to completion;

          viii) To designate other land outside but adjacent to the boundaries of the Building or Land to be a part of the Common Areas;

          ix)   To add additional buildings and improvements to the Common
Areas;

          x) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof so long as reasonable access to the Premises remains available;

          xi) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas or the Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate; and

          xii) To establish, modify or change reasonable rules governing the move-in and move-out procedures of Tenant's furniture, equipment, and fixtures.

     (d)  Exclusive Option to Expand. Subject to the terms of this subsection
          --------------------------
2(d) and to the existing rights of the current tenant, Tenant shall have the exclusive right to lease the approximately 23,529 rentable and 21,485 usable square feet of space located on the first (1st) floor of the Building in the location identified on Exhibit "A-1" attached hereto (the "Expansion Space").
                       -------------
Landlord shall notify Tenant in writing ("Landlord's Notice") of the estimated date on which the Expansion Space will be available and delivered to Tenant for installing Tenant's tenant improvements (the "Expansion Space Availability Date"), which Landlord's Notice shall be provided to Tenant at least five (5) months but not more than seven (7) months prior to the Expansion Space Availability Date (unless Landlord and Tenant agree, in writing, to a different notice period prior to the date Landlord's Notice is due). Tenant shall have twenty (20) business days from receipt of Landlord's Notice to notify Landlord that Tenant elects to lease the Expansion Space. If Tenant fails to notify Landlord within such twenty (20) business day period that Tenant elects to lease the Expansion Space, Tenant's rights hereunder to lease the Expansion Space shall expire and Landlord shall be entitled to lease the Expansion Space to any third party or third parties. If Tenant notifies Landlord of Tenant's election to lease the Expansion Space within such twenty (20) business day period, the Expansion Space shall become part of the Premises and Tenant shall commence paying Rent for such Expansion Space on the date which is the earlier of (1) forty-five (45) days after Landlord actually tenders possession thereof to Tenant for purposes of installing Tenant's tenant improvements, or (2) the date Tenant opens for business in any part of the Expansion Space (the earlier of which is hereafter referred to as the "Expansion Space Commencement Date"). Landlord estimates that the Expansion Space will be available for Lease to Tenant sometime between November, 2000, and February, 2001. Except as otherwise provided in this Section 2(d), if Landlord is unable to deliver possession of the Expansion Space as provided herein for any reason, Landlord shall not be subject to any liability for the failure to deliver possession but in such event Tenant shall not be liable for any Rent related to the Expansion Space until Landlord tenders possession of the Expansion Space to Tenant. No such failure to deliver possession as provided herein shall in any other respect affect the validity of this Lease or the obligation of Tenant hereunder; provided, however, subject to delays caused by an event of force majeure (as defined in Section 31 and specifically including, without limitation, delays in Landlord's completion of the Five Newport Building for reasons beyond the control of Landlord) or delays caused by construction related changes requested by a tenant of the Five Newport Building, if the Expansion Space is not available to Tenant to commence construction of the Tenant Improvements on the date which is the earlier of (1) within sixty (60) days after the Expansion Space Availability Date set forth in Landlord's Notice, or (2) May 1, 2001 (regardless of whether or when Landlord's Notice was given), and at such time Tenant does not sublease space from Attachmate in the Four Newport Building, then per diem liquidated damages payable by Landlord shall accrue in favor of Tenant in the amount of one day of free Basic Rent with respect to the Expansion Space for each day which damages shall continue until the actual Expansion Space Availability Date. Notwithstanding anything in this Lease to the contrary, the parties agree that the actual damages that Tenant would suffer as a consequence of a delay in the delivery of the Expansion Space beyond the earlier of such dates are too difficult to quantify. Tenant shall have the right to offset any such accrued liquidated damages against Basic Rent first due under this Lease with respect to the Expansion Space. The Expansion Space Availability Date shall not be deemed to have occurred until Tenant is actually given unencumbered access to the Expansion Space to construct tenant improvements, or so long as any person or entity claims a leasehold or other possessory interest in the Expansion Space. Basic Rent for the Expansion Space shall be equal to the then current market rate, which shall be determined in accordance with the procedures of Section 3(b)(iii) below and shall take into consideration the Expansion Space Allowance (as defined below). Landlord shall provide Tenant with a tenant improvement allowance with respect to the Expansion Space in the amount of $12.00 per useable square foot multiplied by a fraction, the denominator of which is sixty (60) and the numerator of which is the number of months left in the initial Term at the time of the Expansion Space Commencement Date (the "Expansion Space Allowance"). All tenant improvements to the Expansion Space, as well as the disbursement of the Expansion Space Allowance, shall be performed substantially in accordance with the Work Letter Agreement attached hereto as Exhibit "C". Except as to any latent defects in the
                             -----------
Expansion Space which are not reasonably ascertainable by a visual inspection of Tenant and subject to Landlord's obligations under Exhibit "C", Tenant shall
                                                   -----------
accept the Expansion Space in its "as is" condition as of the actual Expansion Space Availability Date; provided, however, Tenant shall notify Landlord promptly upon Tenant's discovery of any latent defects in the Expansion Space. Beginning on the date Tenant notifies Landlord of its election to lease the Expansion Space, Landlord and Tenant shall promptly and diligently work to amend and supplement Exhibit "C" so as to conform it to include the Expansion Space
               -----------
and the necessary obligations and deadlines to be imposed on each party for preparing the space plan, work schedule, construction documents and other steps necessary to construct the Expansion Space to meet Tenant's requirements. The parties agree to use the structure and process set forth in Exhibit "C" for
                                                            -----------
construction of the tenant improvements in the Expansion Space. The Expansion Space shall be measured, and any disputes regarding such measurement shall be resolved, as provided in Section 2(a) regarding the Third and Second Floors. Notwithstanding anything contained above to the contrary, Tenant shall not be entitled to exercise its option to lease the Expansion Space if, at the time of such exercise, Tenant is in default under this Lease beyond any applicable cure period. In addition, Tenant's exercise of its option with respect to the Expansion Space shall, at Landlord's election, be void if Tenant is in default under this Lease beyond any applicable cure period at any time after the date Tenant exercises its option and prior to the commencement of Tenant's lease of the Expansion Space. Within fifteen (15) days after Tenant notifies Landlord of Tenant's election to lease the Expansion Space, Landlord and Tenant shall enter into an amendment to this Lease adding the Expansion Space to the Premises upon all terms and conditions of this Lease, which amendment shall include the amended and supplemented Exhibit C. Except with respect to assignments of this Lease to a Permitted Assignee (as defined in Section 10), this option to expand is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and shall automatically terminate upon the assignment or other transfer of Tenant's interest in this Lease.

     (e) Right of First Offer.   Subject to the existing rights of existing
tenants in the Building or Newport Corporate Center, and provided that Tenant is not in default under the terms and conditions of this Lease beyond any applicable cure period at the time Tenant accepts the terms of a First Offer Notice (defined below), Tenant shall have, during the initial Term, a one time right of first offer to lease all space (other than the Premises) located in the Building (the "First Offer Space"). Except as set forth in the following sentence, at least sixty (60) days, but not more than one hundred twenty (120) days, prior to offering any First Offer Space for lease in the market, Landlord will provide Tenant with written notice (the "First Offer Notice") of the intent to offer the First Offer Space for lease in the market, and shall offer to lease the First Offer Space to Tenant on terms specified by Landlord in such First Offer Notice, which terms Landlord shall represent are the then market terms for a lease of the First Offer Space. Notwithstanding the preceding sentence to the contrary, Landlord shall not be required to give Tenant the First Offer Notice at least sixty (60) days prior to offering any First Offer Space for lease in the market (but Tenant shall still have five business days to respond to such notice as described below) and Landlord may give Tenant such notice immediately prior to offering the space for lease in the market if the First Offer Space covered by such notice comes available for lease through a means other than the natural expiration of an existing lease term. The First Offer Notice shall specify: (i) the location and rentable area of the space which Landlord intends to lease; (ii) the date upon which Landlord estimates such space shall be available for occupancy; (iii) the annual rate of base rent per square foot of rentable area which Landlord intends to charge for such space, including all fixed and/or indexed adjustments to said rate; (iv) and all other economic terms which Landlord intends to offer with respect to such space. Such notice may include terms that Landlord believes are market for various lease terms (e.g., the market terms for a three-year lease, a five-year lease, or a ten-year lease) and may include terms that Landlord believes are market for various sized premises (e.g. the market terms for a partial floor tenant or a full floor tenant). Tenant will then have five (5) business days from the date of the First Offer Notice to express in writing an interest in leasing such space on the terms offered and an additional twenty (20) days (after the expiration of such initial five (5) day period) to complete a mutually acceptable amendment to this Lease adding to the Premises the space which is the subject of the First Offer Notice under the terms and conditions specified in the First Offer Notice. If Tenant elects not to accept the terms offered by Landlord, or if a mutually acceptable lease amendment is not executed within the time limits set forth above, then Landlord may lease the First Offer Space to another party or parties at final terms that are within ninety-five percent (95%) of what Landlord offered to Tenant. Should Landlord not complete a lease with another party within six (6) months after Tenant rejects Landlord's offers, then Tenant's Right of First Offer will be renewed. If Tenant leases the First Offer Space described in the First Offer Notice, then Landlord shall tender such First Offer Space, as provided above, to Tenant in its then "as is" condition (and otherwise in accordance with the terms of the First Offer Notice), except for any latent defects not reasonably ascertainable from a visual inspection by Tenant; provided, however, Tenant shall promptly notify Landlord upon Tenant's discovery of any such latent defects. This Right of First Offer is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or any Permitted Assignee (as defined in Section 10) and shall automatically terminate upon the assignment or other transfer of Tenant's interest in this Lease.

________________________________________________________________________________
                                    3. TERM
________________________________________________________________________________

     (a)  Term. The term of this Lease shall be for the period designated in
          -----
Section 1 above (the "Term") unless the Term shall be sooner terminated as hereinafter provided. The term "Term" shall include any exercised "Renewal Term" (defined below). The Term as well as the Tenant's obligation to pay Rent (as defined in Section 5 below) with respect to the Premises (but excluding the Second Floor) shall commence upon the date (the "Commencement Date") which is the earlier of:

          i)   Substantial Completion (as defined in Exhibit "C") of the Tenant
                                                     -----------
Improvements described in the Work Letter Agreement for the portion of the Premises located on the Third Floor, or

          ii) The date that Tenant opened for business in any portion of the Premises located on the Third Floor, or

          iii) Forty-five (45) days after the tender of possession of the portion of the Premises located on the Third Floor to Tenant for the purposes of commencing work on said Tenant Improvements (such date of tender of possession being referred to as the "Third Floor Availability Date").

In the event the Commencement Date does not occur on the first day of the month, Tenant shall pay Rent for the fractional month on a per diem basis (calculated on the basis of a thirty-day month) until the first day of the following month. The Term, as well as Tenant's obligation to pay Rent (as defined in Section 5 below) with respect to the Second Floor, shall commence upon the date (the "Second Floor Commencement Date") which is the earlier of:

          iv)  Substantial Completion (as defined in Exhibit "C") of the Tenant
                                                     -----------
Improvements described in the Work Letter Agreement for the Second Floor, or

          v) The date that Tenant opened for business in any portion of the Second Floor, or

          vi) Forty-five (45) days after the tender of possession of the Second Floor to Tenant for the purpose of commencing work on said Tenant Improvements (such date of tender of possession being referred to as the "Second Floor Availability Date").

Except as provided below in Section 3(b), the Term shall terminate at midnight on the last day of the sixtieth (60th) full month after the Second Floor Commencement Date. In the event the Second Floor Commencement Date does not occur on the first day of the month, Tenant shall pay Rent for the Second Floor for the fractional month on a per diem basis (calculated on the basis of a thirty-day month) until the first day of the following month. Upon the Commencement Date and the Second Floor Commencement Date, the parties shall execute a written letter agreement setting forth the precise commencement and termination dates of this Lease as of the execution date of said written letter agreement. Said letter agreement shall be generally in the form attached hereto as Exhibit "D". Failure to execute such letter agreement, however, shall not
   -----------
affect Tenant's liability hereunder.

     (b)  Option to Extend.
          ----------------

          i) Landlord hereby grants Tenant the right and option to renew and extend the Term of this Lease for two (2) consecutive periods of five (5) years each (such renewal and extension periods are hereinafter referred to as a "Renewal Term" or as the "First Renewal Term" and "Second Renewal Term", as applicable) on the same terms and conditions contained in the Lease, except that

               a) Basic Rent for each Renewal Term shall be as set forth hereinbelow,

               b) Except as expressly provided in this Section 3, Tenant shall not be entitled to any lease concessions with respect to a Renewal Term including, without limitation, commissions or allowances, free parking rights, or storage space, and

               c) No additional options to renew and extend shall apply following the expiration of the Second Renewal Term.

Written notice (the "Tenant's Election") of Tenant's exercise of its option to renew and extend ("Option to Renew") the Term of this Lease for a Renewal Term must be given to Landlord no less than ten (10) months prior to the date the then current Term of the Lease would otherwise expire. The Tenant's Election shall be binding upon Tenant and shall set forth the name of the Landlord and Tenant, the Lease date, and the Renewal Term dates.

          ii) Notwithstanding anything to the contrary set forth in this Section, at Landlord's option, Tenant shall not have the right to exercise an Option to Renew:

               a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provisions of this Lease, and continuing until the default alleged in said notice is cured; or

               b) Under any of the following circumstances:

                  (1) If Tenant leases between three (3) to four (4) floors in the Building at the time Tenant exercises its Option to Renew, Tenant does not occupy at least two (2) of such floors or has entered into subleases for in excess of 44,000 rentable square feet; or

                  (2) If Tenant leases less than three (3) floors but more than one (1) floor in the Building at the time Tenant exercises its Option to Renew, Tenant does not occupy at least one (1) of such floors or has entered into subleases for in excess of 22,000 rentable square feet; or

                  (3) If Tenant leases one (1) floor in the Building or less, Tenant shall not have the right to exercise a second Option to Renew.

          The period of time within which an Option to Renew may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option to Renew because of the foregoing provisions and/or restrictions. At Landlord's election, all rights of Tenant under the provisions of this Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Option, if after such exercise, but prior to the commencement date of the new term,

               c) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after Tenant's receipt of written notice from Landlord that such obligation is past due; or

               d) Tenant fails to commence to cure a default within thirty (30) days after the date Landlord, during the term of this Lease, gives written notice to Tenant of such default.

          Notwithstanding the above to the contrary, at Landlord's option, (1) Tenant shall not be entitled to exercise an Option to Renew with respect to any portion of the Premises in excess of 5,000 rentable square feet which is either not occupied by Tenant or which is sublet to a third party on the date Tenant otherwise attempts to exercise its Option to Renew, and (2) Tenant shall not have the right to lease any portion of the Premises in excess of 5,000 square feet with respect to which Tenant has already exercised an Option to Renew for a Renewal Term if Tenant does not occupy such space on the Renewal Term commencement date or has sublet such space to any third party on the Renewal Term commencement date.

          (iii) In the event Tenant validly exercises an Option to Renew the Term of this Lease as herein provided, Basic Rent shall be adjusted as of the commencement date of the applicable Renewal Term as follows:

                a) Commencing within ten (10) days after Landlord's receipt of Tenant's Election, Landlord and Tenant shall attempt to agree upon Basic Rent for the Premises for the applicable Renewal Term, such Basic Rent to equal the estimated fair market rental value of the Premises for the applicable Renewal Term. If the parties are unable to agree upon the Basic Rent within thirty (30) days after Landlord's receipt of Tenant's Election, then within thirty (30) days thereafter each party, at its own cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Basic Rent for the applicable Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given written notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Basic Rent for the applicable Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Basic Rent for the applicable Renewal Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Basic Rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days written notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                b) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set Basic Rent for the applicable Renewal Term. If a majority of the appraisers are unable to agree upon the Basic Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Basic Rent for the Premises during the applicable Renewal Term.
If, however, the low appraisal and/or the high appraisal is/are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Basic Rent for the Premises during the applicable Renewal Term.

                c) For purposes of determining the Basic Rent for a Renewal Term, including the determination of Basic Rent by the appraisers, the "fair market rental value" shall be based on the actual rental rates which ready and willing tenants (including renewal tenants) are paying or would pay, as of the applicable Renewal Term commencement date, as annual rent for a primary premises (as distinguished from the rent payable for a sublet premises or with respect to an assignment of an interest in an existing lease) to a ready and willing landlord of such primary premises for space comparable to the amount then leased by Tenant and comparable to the Premises, Building and Newport Corporate Center in terms of quality, design, and location on the I-90 corridor; provided, however, the "fair market rental value" shall not be increased as a result of any special improvements Tenant has made at its expense and shall be determined as if the Premises were improved with Landlord's Building standard tenant improvements. Determination of fair market rental value will take into consideration all relevant factors including, without limitation, any concessions or inducements (e.g., rent abatement, tenant improvement and other allowances) then being offered by landlords to prospective tenants, or then being offered by tenants to landlords, for comparable space. Rental rates quoted or used under sublease agreements shall be considered rates of special circumstances and shall be excluded from the definition of "fair market rental value" under this Section 3.

               d) If Landlord and Tenant are unable to agree upon the Basic Rent for the Renewal Term prior to the commencement of such Renewal Term, Tenant will, during such Renewal Term, pay Basic Rent at a rate equivalent to the Basic Rent in effect immediately prior to the Renewal Term in question until the parties agree upon the new Basic Rent, or until the Basic Rent is determined pursuant to this Subsection. The amount of the new Basic Rent for the applicable Renewal Term will be applied retroactively to the beginning of such Renewal Term, and any rent adjustment will be made in connection with the next installment of Basic Rent due, following the determination of Basic Rent pursuant to this Subsection.

          (iv) The Option to Renew is granted for Tenant's or any Permitted Assignee's personal benefit and may not be assigned or transferred by Tenant or a Permitted Assignee, either voluntarily or by operation of law, in any manner whatsoever, except to a Permitted Assignee.

          (v) In the event Tenant timely and properly exercises an Option to Renew, Landlord and Tenant shall within fifteen (15) days after the determination of rent for the Renewal Term, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section 3 and otherwise upon all terms and conditions of this Lease.

________________________________________________________________________________
                 4. DELIVERY OF PREMISES; DELAY IN POSSESSION
________________________________________________________________________________

     (a)  Third Floor.  Landlord shall tender possession of the Third Floor to
          -----------
Tenant for the purposes of commencing work on the Tenant Improvements related to the Third Floor on the Third Floor Availability Date, which is estimated to be on or after April 10, 2000, and Tenant shall not be obligated to accept possession of the Third Floor prior to April 10, 2000. The Third Floor Availability Date shall not be deemed to have occurred until Tenant is actually given unencumbered access to the Third Floor to construct tenant improvements (regardless of whether or not Tenant has a tenant improvement permit). Except as otherwise provided in this Section 4(a), if Landlord is unable to deliver possession of the Third Floor as provided herein for any reason, Landlord shall not be subject to any liability for the failure to deliver possession but in such event Tenant shall not be liable for any Rent until Landlord tenders possession of the Third Floor to Tenant and the provisions of Section 3(a) relating to the Third Floor have been satisfied. No such failure to deliver possession as provided herein shall in any other respect affect the validity of this Lease or the obligation of Tenant hereunder; provided, however, subject to delays caused by an event of force majeure (as described in Section 31) if the Third Floor is not available to Tenant to commence construction of the Tenant Improvements by July 15, 2000, Tenant shall thereafter have the right to terminate this Lease by giving Landlord written notice of such termination on or before July 24, 2000. If Tenant elects to terminate this Lease, all Rent, deposits and any other sums paid to Landlord by Tenant shall be refunded and paid to Tenant within five (5) days of such termination. Tenant shall have access to the Third Floor at least two (2) weeks prior to Landlord's estimated date of Substantial Completion of the Tenant Improvements on the Third Floor for the purpose of installing Tenant's furniture, fixtures and equipment.

     (b)  Second Floor.  Landlord shall tender possession of the Second Floor to
          ------------
Tenant for the purposes of commencing work on the Tenant Improvements related to the Second Floor on the Second Floor Availability Date, which shall be no sooner than October 31, 2000 (unless otherwise agreed by Landlord and Tenant). The Second Floor Availability Date shall not be deemed to have occurred until Tenant is actually given unencumbered access to the Second Floor to construct tenant improvements (regardless of whether or not Tenant has a tenant improvement permit). Landlord shall use its best reasonable efforts provide Tenant with five (5) months' prior written notice of the actual Second Floor Availability Date, which Landlord currently estimates will be January 1, 2001. Landlord shall also provide Tenant with written notice of any change in the estimated Second Floor Availability Date set forth in Section 1(b). Except as otherwise provided in this Section 4(b), if Landlord is unable to deliver possession of the Second Floor as provided herein for any reason, Landlord shall not be subject to any liability for the failure to deliver possession but in such event Tenant shall not be liable for any Rent related to the Second Floor until Landlord tenders possession of the Second Floor to Tenant and the provisions of
Section 3(a) relating to the Second Floor have been satisfied. No such failure to deliver possession as provided herein shall in any other respect affect the validity of this Lease or the obligation of Tenant hereunder; provided, however, subject to delays caused by an event of force majeure (as defined in Section 31 and specifically including, without limitation, delays in Landlord's completion of the Five Newport

Building for reasons beyond the control of Landlord) or delays caused by construction related changes requested by a tenant of the Five Newport Building, if the Second Floor is not available to Tenant to commence construction of the Tenant Improvements by May 1, 2001, and at such time Tenant actually occupies all of the Third Floor and all of the space Tenant subleases (if any) from Attachmate in the Four Newport Building, then per diem liquidated damages payable by Landlord shall accrue in favor of Tenant in the amount of one day of free Basic Rent with respect to the Second Floor for each day which damages shall continue until the actual Second Floor Availability Date. Notwithstanding anything in this Lease to the contrary, the parties agree that the actual damages that Tenant would suffer as a consequence of a delay in the delivery of the Second Floor beyond May 1, 2001, are too difficult to quantify. Tenant shall have the right to offset any such accrued liquidated damages against Basic Rent first due under this Lease. Landlord's failure to provide the five (5) month's prior written notice required under this Section 4(b) shall in no way alter, modify or diminish the liquidated damage provisions of this Section 4(b). Tenant shall have access to the Second Floor at least two (2) weeks prior to Landlord's estimated date of Substantial Completion of the Tenant Improvements on the Second Floor for the purpose of installing Tenant's furniture, fixtures and equipment.
________________________________________________________________________________
                                    5. RENT
________________________________________________________________________________

     (a) Monthly Basic Rent.  Tenant shall pay to Landlord as Basic Rent for the
         ------------------
Premises the sum set forth in subsection 1(c) (as may be adjusted through the execution of Exhibit D), as applicable, which shall be payable in equal monthly
             ---------
installments. The first installment (equal to the first month's Basic Rent) shall be payable upon the execution of this Lease and the remaining installments shall be paid, in advance, on the first day of each and every calendar month during the Term. Rent for any partial month shall be prorated based on the actual number of days in such month.

     (b) Definition of Rent.  All amounts due from Tenant to Landlord under this
         ------------------
Lease other than Basic Rent shall be due as "Additional Rent". The terms "Rent" and "Rental" as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent or otherwise and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Lease shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter
59.12 or otherwise allowed by law.

     (c) Payment of Rent - No Deduction or Offset.  Tenant shall pay Rent to
         -----------------------------------------
Landlord, at the address of Landlord set forth in Section 1, without demand and without deduction, setoff or counterclaim, except as otherwise provided in this Lease. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as a waiver of any or all of Landlord's rights hereunder. In addition to any late charges which may be incurred under Section 22, Tenant shall pay interest at the rate of twelve percent (12%) per annum compounded on all late payments of Rent thirty (30) or more days past due.

________________________________________________________________________________
                              6. OPERATING COSTS
________________________________________________________________________________

     (a) Acknowledged Net Terms.  Tenant acknowledges that this Lease is, in all
         -----------------------
respects, considered to be a net Lease and it is the intent of the parties that Tenant and the other tenants of the Building collectively pay for all of the Operating Costs (as defined in subsection 6(c)) relating to the Building, the Common Areas, and the Land.

     (b) Tenant Percentage. Tenant shall, for each calendar year of the Term, or
         ------------------
any extension thereof, pay to Landlord, as Additional Rent, Tenant's Percentage of the Building of the Operating Costs (defined below) of the Building and Land and Tenant's Percentage of Newport Corporate Center of the Operating Costs of the Common Areas (as such percentages are defined in subsection 2(a) above, and as the same may be adjusted through the execution of Exhibit D). If an
                                                     ---------
Operating Cost is not attributable to one hundred percent (100%) of the Building, then Tenant shall pay its reasonable proportionate share thereof. Except as otherwise provided in this Lease, Tenant shall pay one hundred percent (100%) of any Operating Costs directly allocable to Tenant's Premises.

     (c)  Operating Costs Definition. Except as otherwise provided below, the
          --------------------------
Operating Costs are hereby defined as all costs related to the ownership, administration, management, maintenance and operation of the Building, Common Areas, and the Land, including but not limited to:

          i) Real estate taxes, installments of assessments attributable to the Lease Term, and appeals to taxes and assessments on the Land, Common Area and Building and personal property taxes associated with personal property used in the operation of the Land, Common Area and Building;

          ii) The total annual net costs and expenses of all insurance required to be carried by Landlord pursuant to Section 14(c)(I) and (ii), specifically including earthquake, and with such coverage and deductibles and in such amounts as the Landlord may from time to time determine;

          iii) Special taxes, licenses (other than taxes on income or profits) and permits and inspection fees from time to time payable by the Landlord with respect to the Land, Premises or the Building;

          iv) Salaries and wages (including employee benefits, worker's compensation, pension plan contributions, fringe benefits, severance pay, termination payments and similar payments and contributions) paid or payable to all personnel, including supervisory personnel and managers, and all costs of obtaining such personnel, to the extent that they are employed in connection with the operation or maintenance of the Land, Building, Common Areas or the Premises and further including the cost of building and cleaning supplies, tools and equipment, employee uniforms, dry cleaning expenses and communication devices related to such personnel or employees, together with the costs of independent service contracts incurred in cleaning, maintenance and operation of the Building and Common Areas including without limitation policing, security, supervision, traffic control, janitorial, window cleaning, waste collection, recycling, snow removal and gardening services, maintenance of mechanical and electrical systems, elevators (if applicable), fire and life safety systems;

          v) Lighting, electricity, public utilities, loudspeakers, public address and musical broadcasting systems, telephone answering service facilities and systems and information facilities and systems used in or serving the Land, Building, Common Areas or the Premises, including the cost of any electricity, fuel, water, telephone, steam, gas, sewage disposal, heating, ventilating, air conditioning or other utilities and services and the cost of replacing Building and Common Areas standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls;

          vi) The cost and charges of the rental and any contract for the rental of any equipment and signs used by the Landlord in the operation or maintenance of the Land, Building, Common Areas or the Premises;

          vii) All repairs and replacements to and maintenance and operation of the Land, Building, Common Areas or the Premises including, without limitation, building exteriors (including painting) signs and directories, repairing roofs, walls and the systems, facilities and equipment serving the Land, Building, Common Areas and the Premises, save for the cost of repairing or replacing any inherent structural or latent defects or weaknesses;

          viii) Depreciation or amortization as reasonably determined by the Landlord in accordance with accounting principles generally accepted in the State of Washington consistently applied of:

                a) The costs and expenses, including repair and replacement, incurred in or attributable to the repairing or replacing of all fixtures, equipment and facilities serving or comprising the Building and Common Areas or which are reasonably responsive to requirements imposed with respect to any applicable health, safety, fire, nondiscrimination or similar law or regulation unless they are, in accordance with generally accepted accounting principles, charged fully in the year in which they are incurred and unless they result from any governmental final, penalties or interest incurred because Landlord violated any laws, regulations or rules of any governmental authority with jurisdiction over the Land, Building or Common Areas; and

                b) In any given period a portion of the capital cost of and installation cost of any machinery, equipment or devices installed in, or utilized in connection with, the Building or Common Areas for the purpose of saving energy or effecting other savings in the Operating Costs thereafter, whether installed in the

Building or Common Areas in the first instance as part of its original design, or thereafter, which portion shall be determined by the Landlord amortizing the cost over the reasonable expected life of same as reasonably determined by the Landlord;

          ix) Interest calculated at the average prime commercial lending rate of the Landlord's bank (which shall be a major bank in the State of Washington) existing at the end of each calendar month and calculated on an annual basis upon the undepreciated or unamortized portion of the costs referred to in (vii) above;

          x) Attorney fees, accounting and systems costs and audit fees related to the ordinary operation and maintenance of the Building;

          xi) The fair market rental value (having regard to rent being charged for similar space including Additional Rent as defined herein) of premises used by the Landlord or its property manager, acting reasonably, in respect of the operation, maintenance, administration or management of the Land, Building, Common Areas or the Premises; and

          xii) An administration fee or actual management fees and/or management agent fees, together with the administrative charges of a management company, if any, for the Building or any part of it, provided that if the Landlord chooses to manage the Building and Common Areas, itself, the Landlord shall be entitled to charge a management fee in an amount which would be charged by a first-class real estate management company for management of an office/retail complex similar to the Building and Common Areas;

Notwithstanding anything in this Lease to the contrary, Operating Costs shall not include:

          xiii) Depreciation or amortization save as expressly set out above;

          xiv) Payments of principal or interest on debt or capital retirement of debt or on any mortgages, deeds of trust, ground leases or other monetary encumbrances upon the Building or Land;

          xv) All costs incurred in connection with the original construction of the Building;

          xvi)      Debt service costs;

          xvii) Except as provided in Section 26, any taxes on the income or profits of the Landlord or any franchise taxes or other taxes on Landlord's business;

          xviii)    Any real estate excise taxes arising on or from the sale or transfer of any ownership of or interest in the Building, Land or Common Areas;

          xix) Real estate taxes allocable to the leasehold improvements of other tenants in the Building;

          xx) Costs incurred by the Landlord in leasing the Building, including without limitation commissions, legal costs, advertising costs and tenant inducement payments;

          xxi) Expenses for replacements of the structural portions of the roof, foundation, or structure of the Building;

          xxii) Except as otherwise provided in viii) above, any capital improvements, replacements and expenditures which under accounting principles generally accepted in the State of Washington consistently applied would be classified as capital;

          xxiii)    Expenses for the repair or replacement of any equipment or other item to the extent covered under any warranty;

          xxiv) Cost of repair of the Building caused by fire or other casualty or due to the exercise of the right of eminent domain (but not excluding insurance deductibles);

          xxv) Any expense for which Landlord is compensated through proceeds of insurance (but excluding any deductible);

          xxvi)     Finance charges for any future capital expenditures;

          xxvii)    Fees, costs or expenses incurred in refinancing the
Building;

          xxviii)   Legal, accounting or auditing fees and expenses incurred in connection with (A) lease negotiations with prospective tenants, (B) any default by or dispute with a tenant, (C) any default proceedings or eviction action against any tenant, (D) any other action or proceeding which relates only to a particular tenant of the Building, (E) any sale, financing or attempted sale or financing of the Building, or (F) environmental remediation at the Building, Land or Common Areas (but not excluding routine environmental testing, such as routine air quality tests);

          xxix) Any bad debt, rent loss, or reserves for bad debts or rent loss;

          xxx)      Expenses and costs (including permit, license and inspection fees) incurred in the renovating, improving, decorating, painting, or redecorating other tenants' space in the Building;

          xxxi) Costs (including increased insurance premiums) incurred because Landlord or another tenant violated the terms of this Lease or any other lease for space in the Building;

          xxxii)    Items and services for which Tenant reimburses Landlord or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

          xxxiii)   Costs resulting directly from the gross negligence or
willful misconduct of Landlord, its employees, agents and/or contractors, except the extent of Landlord's insurance deductible;

          xxxiv)    Intentionally omitted;

          xxxv) Costs or fees relating to the defense of Landlord's title to or interest in the Building, the Land, or any part thereof;

          xxxvi)    Unreasonable consulting fees, market study fees or
advertising and marketing expenditures for the Building;

          xxxvii)   Costs incurred to test, survey, cleanup, contain, abate,
remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Building or Land, unless the hazardous wastes or asbestos-containing materials were in or on the Building or Land because of Tenant's negligence or intentional acts;

          xiv) Amounts charged to interest on debt or capital retirement of debt;

          xv)       Initial capital costs of constructing the Building;

          xvi)      Debt service costs;

          xvii) Any taxes on the income or profits (other than on rents) of the Landlord to the extent that the same are not imposed in lieu of real estate taxes; or
          xviii)    Costs incurred by the Landlord in leasing the Building,
including commissions, legal costs, advertising costs and tenant inducement payments; and further provided that there shall be credited against Operating Costs all net proceeds from policies of insurance, warranties or guarantees to the extent (but only to the extent) that such proceeds reimburse the Landlord for costs of repair and replacement which have previously been included in the calculation of Operating Costs.

          If any facilities, services, systems or utilities:

          i) For the operation, maintenance, administration, management, repair or replacement of the Building and/or the Land are provided from another building or buildings owned or operated by the Landlord or its agent; or

          ii) For the operation, maintenance, administration, management, repair or replacement of another building or buildings owned or operated by the Landlord or its agent are provided from the Building and/or the Land, the costs, charges and expenses therefor shall for the purpose of calculation of Operating Costs be allocated by the Landlord between the Building and/or Land and the other building or buildings on a reasonable basis.

          In computing Operating Costs for any fiscal period, if less than one hundred percent (100%) of the Rentable Square Feet of the Building is occupied by tenants during that period, then the variable Operating Costs for such year shall be apportioned among the tenants as if the Building had been one hundred percent (100%) occupied during such year by such Tenants. For example, if there were only two tenants occupying an equal amount of space in the Building during one year, but they occupied less than the entire building, each tenant would pay 50% of the variable Operating Costs.

     (d)  Operating Cost and Adjustment.  Before the commencement of each
          ------------------------------
calendar year of the Term, or as soon thereafter as practicable, Landlord will notify Tenant in writing of Landlord's estimate of Operating Costs, for the next succeeding year (until the following December 31) and the amount of Tenant's percentage share thereof as set forth in subsection 1(a). Effective January 1 and each month thereafter, Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of Tenant's percentage share of said estimated Operating Costs. On the next succeeding January 1, or as soon thereafter as possible or upon sooner termination of the Term, Landlord will compute Tenant's percentage share of the total Operating Costs for such previous year or portion thereof if applicable, based on the actual Operating Costs and, shall provide Tenant with a written statement showing the actual Operating Costs and Tenant's percentage share of said costs. Landlord shall use its best efforts to deliver such statement to Tenant by March 31. Such statement shall provide an itemized breakdown of the actual Operating Costs and shall be in generally the form attached hereto as Exhibit "E". If the total amount of Tenant's percentage
                   -----------
share of Operating Costs paid for such previous year or portion thereof is less than Tenant's percentage share of actual Operating Costs, then Tenant shall pay Landlord any deficiency. If the total amount paid by Tenant for such previous year or portion thereof exceeds the Tenant's percentage share of actual Operating Costs, then Landlord shall credit such excess to the payment of Rent which may thereafter become due. Any adjustment payment required to be made pursuant to this subsection 6(d) shall be made within thirty (30) days after Landlord has notified Tenant thereof in writing. If this Lease commences at a time other than at the commencement of a calendar year, or expires at a time other than the expiration of the calendar year, Landlord shall estimate Tenant's percentage share of Operating Costs for that portion of the calendar year contained in the Term and Tenant shall pay such charge in equal monthly installments on the first day of those months of that calendar year which are in the Term. If at any time Landlord obtains or receives additional information regarding the actual amount of the Tenant's percentage share of Operating Costs, Landlord may, at its election, adjust the amount of the monthly installments due during the balance of the calendar year of the Term to reflect such additional information.

     Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's percentage share of Operating Costs for the year in which this Lease terminates, Tenant shall pay within thirty (30) days of written notice any increase due over the estimated expenses paid and, conversely, if Tenant has otherwise complied with all other terms and conditions of this Lease, Landlord shall refund any excess (any over-payment in the event said expenses decrease) to Tenant within thirty (30) days following the expiration or termination date of this Lease.

     (e)  Tenant's Right to Audit Operating Costs.
          ---------------------------------------

          (i) Tenant shall have the right, upon fulfillment of the conditions set forth below, to conduct one (1) audit of the Landlord's books and records covering the Operating Costs for each particular calendar year, or portion thereof as the case may be, to verify the accuracy of the Landlord's determination of the Tenant's percentage of such Operating Costs. In the event Tenant does not elect to conduct an audit of the Landlord's books and records for a particular calendar year as set forth herein, then the Landlord's statement of Operating Costs for that particular calendar year shall be deemed conclusive and binding for all purposes. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:

                    a) Tenant must provide Landlord not less than fifteen (15) days' prior written notice of the Tenant's election to audit (the "Tenant's Notice of Audit"); provided, however, Tenant's audit may only cover the preceding two (2) calendar years.

                    b) Tenant's audit must be undertaken and completed by Tenant or its agents at reasonable times during Landlord's normal business hours at the place where the Landlord's records are normally kept. Said audit must be completed within ninety (90) days of Landlord's receipt of Tenant's Notice of Audit.

                    c) Tenant shall not be entitled to withhold Rent pending the outcome of any audit.

                    d) At the time the Tenant delivers its Tenant's Notice of Audit to Landlord, the Tenant shall also provide evidence reasonably acceptable to the Landlord that the audit will be a "fair and true audit." For the purposes hereof, the term "fair and true audit" shall mean that the review of the subject books and records shall be undertaken and completed by the Tenant, its officers or employees, or by an independent accounting firm or property management firm and that in no event will the party auditing the books (or that party's employer or principal) directly or indirectly base the compensation or fees for such audit work upon a percentage of the savings found or the return due the Tenant by reason of that audit.

          (ii) The Tenant's rights to audit the Landlord's books and records shall be strictly limited to the right set forth above and the Tenant shall have no right to audit any of the Landlord's books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately two (2) preceding calendar years as set forth above. All costs and expenses of the audit shall be borne solely by the Tenant, except as set forth below.

          (iii) A true and correct copy of the audit shall be delivered to the Landlord within fifteen (15) days of the completion of such audit. Any underpayment shown by the Tenant's audit shall be paid in cash to Landlord within thirty (30) days of the date of the audit. Any overpayment shown by such audit shall be subject to the Landlord's prompt verification and, upon such verification, shall be given to the Tenant in cash or as a credit against Rent next falling due. If Landlord and Tenant are unable to agree upon any adjustments Landlord or Tenant request as a result of an audit within thirty
(30) days after such request, the issues shall be resolved through binding arbitration in Seattle, Washington, in accordance with the Commercial Arbitration rules of the American Arbitration Association. If such audit discloses an error in Landlord's determination of actual Operating Costs allocable to the Premises in Landlord's favor in excess of five percent (5%) of Tenant's percentage of actual annual Operating Costs (i.e., resulting in payment or reimbursement by Landlord to Tenant), then all reasonable costs of Tenant's audit shall be borne by Landlord.

________________________________________________________________________________

                           7.      SECURITY DEPOSIT
________________________________________________________________________________

          Within thirty (30) days after the execution of this Lease, Tenant shall deposit with Landlord a clean, irrevocable and unconditional standby letter of credit in a form reasonably acceptable to Landlord and Tenant

(the "Letter of Credit") issued by a bank reasonably approved by Landlord (hereinafter referred to as the "Bank") in favor of Landlord, in the amount of One Million Dollars ($1,000,000.00). The Letter of Credit shall have a term which expires no sooner than the date which is four (4) years from the Commencement Date, or alternatively Tenant may deliver a one (1) year Letter of Credit which by its terms automatically renews for successive one (1) year periods until the date which is four (4) years from the Commencement Date unless the Bank provides no less than thirty (30) days written notice to Landlord that such Letter of Credit shall not be renewed. If the Bank provides Landlord written notice that the Letter of Credit shall not be renewed, Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such Letter of Credit, a new Letter of Credit which meets the requirements of this Section 7. If Tenant is not in default of this Lease for the failure to pay Basic Rent beyond any applicable cure period and has not previously been in default in the payment of Basic Rent beyond any applicable cure period more than two (2) times in any preceding twelve (12) month period on the date which is two (2) years from the Commencement Date, then on such date or the immediately succeeding date on which such conditions have been satisfied, (A) the amount of the Letter of Credit may, in Tenant's sole discretion, be reduced to Five Hundred Thousand Dollars ($500,000.00), or (B) if the Bank has paid any sums to Landlord based upon the Letter of Credit and Landlord still holds such sums or any portion thereof, then Landlord shall return a portion of such sums to Tenant such that Landlord shall retain only Five Hundred Thousand Dollars ($500,000.00). The Letter of Credit shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease. If Tenant defaults in any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit, and
(ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other reasonable sums incurred by Landlord as a result of such default, and (iii) Landlord shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord's benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease; provided that if Tenant, on its own accord at any time thereafter or within ten (10) business days after written demand by Landlord, shall deposit with Landlord or its designee the amount so applied or retained so that Landlord or its designee shall have the full deposit on hand, then Landlord shall immediately return the entire deposit to the Bank provided that the Bank or such other Bank reasonably acceptable to Landlord issues, simultaneously with Landlord's return of such deposit, a substitute letter of credit which meets the requirements of this Section 7, which substitute letter of credit shall then be the Letter of Credit. Tenant's failure to deposit with Landlord the amount so applied or retained so that the Landlord or its designee shall have the full deposit on hand within ten (10) business days of Landlord's written demand shall constitute a breach of this Lease.

     In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer or cause to be transferred both the Letter of Credit and any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, and Landlord thereupon shall be released by Tenant from all liability under this Section. Tenant agrees to look solely to the new landlord for the return of the Letter of Credit or any sums collected thereunder and any other security.
Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

     In the event that Tenant is not in default of this Lease in the payment of Basic Rent beyond any applicable cure period and has not previously been in default in the payment of Basic Rent beyond any applicable cure period more than two (2) times in any preceding twelve (12) month period on the date which is four (4) years from the Commencement Date, then on such date, or the immediately succeeding date on which such conditions have been satisfied, the Letter of Credit or any sums held by Landlord as a result of a payment to Landlord by the Bank under the Letter of Credit, except as the same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant; provided, however, Tenant shall have deposited with Landlord on or before such date a cash security deposit in the amount of the last months' Basic Rent, which shall be held by Landlord as a cash security deposit in lieu of the Letter of Credit and Landlord and Tenant shall have the same rights and obligations with respect thereto as they had with respect to the Letter of Credit except that upon termination of this Lease Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the cash security deposit, provided that a reasonable amount of the deposit may be retained by Landlord until Tenant has vacated the Premises and the final Operating Costs reconciliation under Section 6 has been completed, at which time the balance shall be promptly refunded to Tenant.

________________________________________________________________________________

                         8.      UTILITIES AND SERVICES
________________________________________________________________________________

     (a)  Landlord's Duties.  Provided that Tenant is not in default under this
          -----------------
Lease beyond any applicable cure period, Landlord will provide the following services:

          (i) Maintain normal and usual Building business hours, Monday through Friday, from 6:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m.; Sundays and holidays excepted (the "Building Business Hours").

          (ii) Furnish utilities to provide for lighting, convenience power, and heat and air conditioning during such Building Business Hours for the comfortable occupancy of the Premises. Such utilities shall also be available after Building Business Hours provided that utilities used by Tenant during other than the Building Business Hours shall be billed to Tenant at the hourly rate charged by Landlord (but without profit to Landlord). Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Section 8.

          (iii) Provide twenty-four (24) hour per day, three hundred sixty-five (365) day per year access to the Building and Premises without prior notice to Landlord. Landlord shall provide Tenant with sufficient keys or access devices for Tenant's employees. The cost of such keys or access devices shall be paid as provided in Section 9(l).

          (iv) Provide non-attended passenger elevator facilities (if applicable) during all working days (Saturday, Sunday and holidays one elevator subject to call).

          (v) Provide janitorial service to the Premises five (5) days per week (Sunday through Thursday, except national holidays) in accordance with the Janitorial Standards described in Exhibit "H", provided the same are kept
                                  -----------
reasonably in order by Tenant. Any and all additional janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord's janitorial agent, and the cost and payment thereof shall be Tenant's responsibility.

          (vi) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

          (vii) Payment for all services rendered under this Section 8 shall be in accordance with Section 8 of this Lease.

          (viii) Utilities or services provided to Tenant in excess of the services provided herein, or other than during the Building Business Hours described herein, shall be charged to Tenant as Additional Rent at reasonable rates established by Landlord as to services and as set forth in Section 8(a)ii) as to utilities, and shall be payable monthly.

          (ix) Except as provided in Section 9(p), Landlord shall, as of the Commencement Date and throughout the entire term of this Lease, comply with the provisions of the Americans with Disabilities Act ("ADA") as regards the Building, Land and Common Areas. Landlord reserves the right to object to and appeal any determination that it must take any specific action to comply with the ADA; provided Landlord shall hold Tenant harmless from any adverse effects or cost of such objection or appeal.

     (b)  Interruption.  It is understood that Landlord does not warrant that
          ------------
 any of the services referred to above will be free from interruption by virtue of a strike or a labor trouble or any other cause beyond Landlord's reasonable control. Except as otherwise provided in this Lease, such interruption of service shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises, or any part thereof, nor shall it render Landlord liable to Tenant for damages, by abatement or reduction of Rent or otherwise, nor shall it relieve Tenant from performance of Tenant's obligations under this Lease, nor shall Tenant be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air-conditioning, and electrical systems, when necessary, by reason of accident or emergency, or for repairs, alterations or improvements, which are in the reasonable judgment of Landlord desirable or necessary, until said repairs, alterations or improvements shall have been completed; provided, Landlord shall use its good faith efforts to minimize interruption to Tenant's business operations.

     (c)  Self-Help Rights. If an interruption of services or utilities which is
          ----------------
caused by the intentional or negligent act or omission of Landlord materially interferes with the conduct of Tenant's business in the Premises for three (3) consecutive business days after notice thereof from Tenant to Landlord, Rent shall be abated thereafter in proportion to the extent of the interference until such services or utilities are restored and, if such services or utilities are not restored within such three (3) day period, Tenant shall have the right, after giving Landlord at least 24 hours prior written notice of the actions Tenant proposes to take, to take such reasonable actions as may be necessary to remedy the situation. Landlord shall, within thirty (30) days of receipt of evidence thereof, reimburse Tenant for Tenant's reasonable out-of-pocket costs incurred in connection with Tenant's corrective actions taken pursuant to this Section.

________________________________________________________________________________

                            9.      CARE OF PREMISES
________________________________________________________________________________

     Tenant agrees that it shall:


     (a) Not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

     (b) Give Landlord access to the Premises at all reasonable times, without charge or diminution of Rent, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord reasonably may deem advisable, including, upon reasonable advance notice, the right to show the Premises for the purpose of a potential sale or lease; provided, Landlord shall only have the right to show the Premises to a prospective tenant during the last ten (10)months of the Lease Term and, provided further, that any third party which Landlord shows the Premises to shall be accompanied by a Tenant representative and shall required to sign a non-disclosure agreement in a form reasonably acceptable to Tenant prior to such third party entering Tenant's server room or any other confidential areas. If Landlord gives notice to Tenant and Tenant fails to respond to Landlord within twenty-four (24) hours then Landlord shall have the right to enter the Premises.

     (c) At Tenant's own cost and expense and without liens, keep, repair, maintain and replace the Premises, and every part thereof, including all fixtures, equipment and Tenant Improvements, in first class order, condition and repair and shall make all replacements necessary to keep the same in such condition, ordinary wear and tear and damage caused by Landlord, casualty or condemnation excepted; provided that Landlord shall keep, maintain, repair and replace in good condition and repair (1) the structural elements of the Building (including without limitation the foundations, exterior walls, roof and roof membrane) and the gutters and downspouts of the Building, (2) the sewer, water, gas, telephone and power lines and meters serving the Premises, and (3) the plumbing, heating, ventilating, air conditioning, elevator and electrical system installed or furnished by Landlord; provided further that Landlord shall make such repairs to the Premises as may be required or become necessary because of any latent defects not ascertainable from a visual inspection by Tenant within a reasonable time after Landlord receives notice of such defects. If Tenant shall fail to commence to so repair and maintain the Premises after five
(5) days notice from Landlord to do so (or such shorter period as Landlord, in the exercise of its good faith business judgment, may decide that the circumstances warrant), Landlord may, but in no event shall be obligated to, make the repairs and Tenant shall pay the reasonable cost thereof to Landlord within five (5) days after written demand as Additional Rent. Except to the extent they are excluded from Operating Costs under Section 6, maintenance and repair costs incurred by Landlord with respect to the structural elements of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical system installed or furnished by Landlord shall be part of the Operating Costs defined in Section 6; provided that, except to the extent Landlord has waived its right of recovery against Tenant in Section 15, if such maintenance and repairs are caused in part or in whole by the act, neglect, or omission by Tenant, its agents, employees, sublessees, licensees, or invitees, Tenant shall pay to Landlord, as Additional Rent, that portion of the cost of such maintenance and repairs which, in Landlord's good faith business judgment, is reasonably attributable to the act, neglect, or omission by Tenant, its agents, employees, sublessees, licensees, or invitees.

     (d) Recognize that improvements attached to the Premises (excluding all property that shall remain the property of Tenant as provided in Section 25(c)) become the property of the Building and may not be removed without approval of Landlord which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed, except that such approval may be subject to the Tenant's paying for the cost of repairs resulting from the removal of such improvements.

     (e) Upon the termination of this Lease in any manner whatsoever, remove Tenant's property and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same is as of the Commencement Date (as to the Third Floor) or as of the Second Floor Commencement Date (as of the Second Floor) or hereafter may be put in by Landlord or Tenant, reasonable use, wear and tear thereof, damage by Landlord, casualty or condemnation, and permitted alterations or improvements not required to be removed at the time of the installation of the same as provided in Section 25(c) excepted. Any and all reasonable costs incurred by Landlord to restore the Premises to such good order and condition will be billed to Tenant, and property not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient with reasonable cost thereof to be billed to the Tenant.

     (f) Except as may otherwise be provided in this Lease, not place signs on the Premises except as authorized and approved by Landlord, such authorization and approval not to be unreasonably withheld, unreasonably conditioned or unreasonably delayed, and subject to all applicable governmental rules and restrictions, as well as the "Building Rules and Regulations" as set forth in Exhibit "F".
-----------

     (g) Except as expressly provided in this Lease, not make any alteration of, improvements to, or addition to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed; provided that Tenant shall have the right to install an electronic security system within the Premises, serving only the Premises, as its sole cost and expense, and Tenant shall, upon the expiration or earlier termination of this Lease, remove such security system and repair any damage caused by such removal and restore the portion of the Premises affected thereby to its original condition as it existed as of the Commencement Date.

     (h) Not install or authorize the installation of more than six (6) coin operated vending machines without obtaining prior written consent from Landlord, which consent shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed; provided, however, that Tenant shall obtain Landlord's prior approval of the location of all vending machines and such machines shall be located in an area with sufficient structural support.

     (i) Not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     (j) Not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein, unless Tenant agrees, after Landlord gives thirty (30) days' prior written notice to Tenant of the cost thereof, to reimburse Landlord for any increase in the cost of such insurance and subject to Landlord's lender's approval. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for such policy by reason of Tenant's failure to comply with the provisions of this subsection 9(j).

     (k)  Observe the "Building Rules and Regulations" described in Exhibit "F",
                                                                    -----------
which may be modified by Landlord from time to time upon reasonable written notice from Landlord to Tenant; provided that the same or any such modifications thereto are reasonable and do not discriminate against any tenant of the Building.

     (l) Monitor issuance of keys. Unless specifically provided otherwise in the Lease, all keys and/or Building security card devices for access to the Premises and Building are provided at Tenant's cost after Tenant receives its initial allotment of two (2) keys and/or Building security card devices per 1,000 square feet of useable square feet in the Premises. Any re-keying of the Premises and/or Building due to lost or missing keys shall be at Tenant's cost. No additional locks shall be placed upon any doors without the written consent of Landlord. Additional keys and/or Building security card devices shall be furnished at Tenant's cost. Upon termination of this Lease, all keys and Building security card devices shall be surrendered to Landlord.

     (m) Install Tenant's communications equipment and cabling in accordance with Landlord's Building Rules and Regulations.

     (n) Remove, upon Landlord's request, all cabling provided in Tenant's Premises, at Tenant's sole cost, upon Lease termination.

     (o) Not place any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises or Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed, unless Tenant agrees, after Landlord gives thirty (30) days' prior written notice to Tenant of the actual cost of such changes, replacements or additions or the actual usage costs of such systems, to reimburse Landlord for any such actual costs.

          All heating, ventilation and air conditioning (HVAC) equipment installed in the Premises for Tenant's specific requirements, separate or in addition to the Building HVAC system, shall be maintained at Tenant's sole cost and expense. Any maintenance contractor hired by Tenant to maintain or repair Tenant's separate HVAC equipment must have Landlord's written approval in advance of any work, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed.

     (p) Comply with the Americans Disabilities Act with respect to Tenant's use and occupancy of the Premises.

________________________________________________________________________________

                       10.     ASSIGNMENT AND SUBLETTING
________________________________________________________________________________

     (a) Except as specifically provided otherwise in this Section 10, Tenant shall not, either voluntarily or by operation of law, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, unreasonably conditioned, or unreasonably delayed.

     (b) In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least fifteen (15) days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Within five (5) business days after Landlord's receipt of Tenant's Assignment Notice, Landlord shall notify Tenant of whether or not Landlord consents to the proposed transfer (but Landlord shall not be required to actually execute transfer documents within such five day period) or if Landlord needs additional detail. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail and Landlord may withhold consent to any assignment or sublease until such information is provided to it. Without limiting Landlord's right to withhold consent to a proposed sublease for other reasons, Landlord shall have the right to withhold consent to a proposed sublease which is a "Qualifying Transfer" as defined in subsection 10(f) below if, in Landlord's reasonable judgment, the proposed sublease is on terms and conditions which are below the then current fair market terms and conditions for comparable space in a comparable building.

     (c) The subletting of substantially all of the Premises for all or any part of the remaining Term of this Lease shall be deemed an assignment rather than a sublease for purposes of this clause. Notwithstanding the foregoing, Landlord shall consent to the assignment or transfer, if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated, with which Tenant completes a share exchange, or which acquires all or substantially all of the assets of Tenant or all or substantially all of the outstanding shares of capital stock of Tenant (a "Permitted Assignee"), provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this Section 10 shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the time this Lease was entered into.

     (d) If Tenant shall sublet all or any portion of the Premises, then one-half (1/2) of any consideration paid by the sublessee for the portion of the Premises being sublet that exceeds the Basic Rent and rental adjustments provided by this Lease for such portion of the Premises being sublet shall be due, owing and payable from Tenant to Landlord when paid or owing by the sublessee under the sublease without any deduction or adjustment whatsoever for costs incurred by Tenant in connection with the sublease. All costs incurred in connection with any sublease including, without limitation, brokers fees and tenant improvement costs, shall be paid by Tenant.

     (e) Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Premises that is not in compliance with the provisions of this
Section 10 shall be void and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. Tenant shall pay Landlord as Additional Rent a reasonable fee for costs incurred in connection herewith, including but not limited to costs for attorneys, accountants, architects, Tenant Improvement oversight and administration at the time Tenant requests in writing that Landlord consent to any assignment or subletting of the Lease. At a minimum, Landlord shall charge a fee of Five Hundred and No/100 Dollars ($500.00) for all assignments and subleases which require or do not require Landlord's consent, whether or not an assignment or sublease is executed. This Section 10 shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successors or assignee of Tenant, or any sublessee of the Premises.

     (f) For the purposes of this Section 10, a "Qualifying Transfer" shall mean (i) any proposed assignment of this Lease, (ii) any proposed sublease of any portion of the Premises with a term expiring within one year of the expiration date of the Lease Term, (iii) any proposed sublease of any portion of the Premises with a term of more than two (2) years, (iv) if Tenant leases two or more floors in the Building, any proposed sublease of a portion of the Premises which exceeds one full floor, or
(v) if Tenant leases less than two floors in the Building, any proposed sublease of any portion of the Premises. Notwithstanding any provisions of this Section 10 to the contrary, after the Landlord receives a request from Tenant to consent to any Qualifying Transfer, Landlord shall have the option, to be exercised by written notice within thirty (30) days after the receipt of such request, to terminate this Lease and the Term hereof with respect to the portion of the Premises covered by the proposed assignment or sublease on not less than thirty
(30) days and not more than ninety (90) days notice to the Tenant. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed assignment or sublease, in which case the Tenant shall not proceed with such assignment or sublease, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms. In the event Landlord elects to terminate this Lease as provided herein, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease. In addition, in the event Landlord elects to terminate this Lease as provided herein, then upon the applicable termination date Tenant shall pay to Landlord, as Additional Rent, a termination fee equal to Landlord's unamortized costs incurred in connection with this Lease including, without limitation, brokerage fees, tenant improvement allowances, free rent, and any other concessions granted by Landlord in connection with this Lease.

     The term "assign," as used herein, shall include an assignment of a part of interest in this Lease, as well as any assignment from one co-tenant to another; and an assignment to any prior owner of the Tenant's interest herein or part thereof.

________________________________________________________________________________

                         11. DAMAGE OR DESTRUCTION
________________________________________________________________________________

     (a) In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

          i) In the event of a partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of one hundred twenty (120) days from the date of the happening of such casualty and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction or restoration and this Lease shall continue in full force and effect;

          ii) If such repair, reconstruction, or restoration shall require a period longer than one hundred twenty (120) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct, or restore and the Lease shall then terminate; and

          iii) Under any of the conditions of this subsection 11(a) or subsection 11(e), Landlord shall give written notice to Tenant of its intention within ninety (90) days after the occurrence of such damage or destruction. If Landlord fails to provide such written notice within such ninety (90) day period, then Landlord shall be deemed to have elected not to restore the Building and/or Premises. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction. In the event Landlord elects to restore the Building and/or the Premises, but it is reasonably estimated that such restoration will take longer than ten (10) months from the date of the casualty, then Tenant may terminate this Lease on written notice to Landlord.

     Notwithstanding anything contained in this Section 11(a) to the contrary, provided that Tenant leases at least fifty percent (50%) of the Building, if any casualty does not render the Premises untenantable, regardless of the amount of damage or destruction to the remainder of the Building, then Landlord shall not have the right to terminate this Lease under this Section 11(a).

     (b)  Upon any termination of this Lease under any of the provisions of this
Section 11, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid; provided that Landlord shall, upon such termination, return to Tenant any unearned Rent or other unearned sums paid to Landlord.

     (c) In the event of repair, reconstruction, or restoration by Landlord as herein provided, the Rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant's recovery for damages, if any, is limited to Rental abatement. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by any damage, repair, reconstruction or restoration.

     (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this
Section 11 or as otherwise provided in this Lease. Notwithstanding anything to the contrary contained in this Section 11, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials after diligent efforts to obtain such labor or materials, or other cause beyond the reasonable control of Landlord, Landlord shall be relieved of its obligation to make such repair or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period and this Lease shall be deemed terminated.

     (e) If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

     (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and/or the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

     (g) Notwithstanding anything to the contrary contained in this Section 11, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 11 occurs during the last twelve (12) months of the then current Term of this Lease. However, if Landlord chooses not to restore, Tenant may elect to terminate this Lease.

________________________________________________________________________________

                            12. INDEMNIFICATION
________________________________________________________________________________

     (a) Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord; provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, agents or employees.

     (b) Landlord shall indemnify, defend and hold Tenant harmless from all claims arising from any activity, work or thing done or permitted by Landlord in or about the Building, Land or Common Area. Landlord shall further indemnify, defend and hold Tenant harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Landlord under the terms of this Lease, or arising from any act, neglect, fault or omission of Landlord or of its agents or employees, and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant; provided that the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Tenant, or its officers, contractors, agents or employees.

     (c) Notwithstanding anything contained above in this Section, in the event of concurrent negligence of Tenant, its agents, employees or contractors, on the one hand, and that of Landlord, its agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property, either party's obligation to indemnify the other as set forth in this Section shall be limited to the extent of the negligence of the indemnifying party and that of its agents, employees or contractors, including the indemnifying party's proportional share of costs, attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

________________________________________________________________________________

                      13. DAMAGE TO TENANT'S PROPERTY
________________________________________________________________________________

     Notwithstanding anything in this Lease to the contrary, Landlord or its agents shall not be liable for any damage to Tenant's property which is caused by the following:

     (a)  Any damage to any property entrusted to employees of the Landlord;

     (b) Loss or damage to any property by theft or otherwise unless caused by Landlord's or Landlord's employees' negligence or willful misconduct and not covered by Tenant's insurance;

     (c) Any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness unless caused by Landlord's or Landlord's employees' negligence or willful misconduct and not covered by Tenant's insurance; and

     (d) Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided that nothing in this Section 13(d) shall release Landlord from its duties under this Lease to repair any latent defects in the Premises or Building within a reasonable time after receiving notice of such defects.

     Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

________________________________________________________________________________

                               14. INSURANCE
________________________________________________________________________________

    (a) Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect Commercial General Liability Insurance insuring Tenant against any liability arising out of lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of Premises and operations, independent contractors, contractual liability (covering the indemnity contained in Section 12 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord."

     (b) Landlord shall, during the term hereof any other period of occupancy by Tenant, keep in full force and effect the following insurance:

          i) Commercial General Liability Insurance insuring Landlord against any liability arising out of Landlord's use, occupancy or maintenance of the Building and Land and all areas appurtenant thereto. Such insurance shall be in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the operations of the Building and Land and of independent contractors, and include contractual liability (covering the indemnity contained in Section 12 hereof) and shall contain a provision that "the insurance provided Tenant hereunder shall be primary and non-contributing with any other insurance available to Tenant."

          ii) Property insurance together with coverage for earthquake (excluding any property which Tenant is obligated to insure), for the full replacement value of the Building, and all improvements and betterments to the Building, with a deductible not to exceed twenty thousand dollars ($20,000.00).


     (b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "A5" or better, as set forth in the most current issue of Bests Insurance Guide. Within five (5) days after occupancy of the Premises, Tenant shall deliver to Landlord certificates evidencing the existence of the amounts and forms of coverage required above. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 14, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

________________________________________________________________________________

                   15. WAIVER OF SUBROGATION AND RELEASE
________________________________________________________________________________

     Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, each release the other from liability and waive any and all rights to recover against the other for any loss or damage to the property of such waiving party, both real and personal and including without limitation earnings derived from such property, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents; provided, that this waiver shall not affect or relieve Tenant of its obligation to maintain the Premises, or the right of Landlord to recover against Tenant the amount of any deductible under Landlord's insurance where Tenant causes the damage covered by Landlord's insurance. Each party shall make reasonable attempts to obtain a written consent to the waiver of subrogation contained in this Section from its insurer.

________________________________________________________________________________

                             16. EMINENT DOMAIN
________________________________________________________________________________

     If more than twenty-five percent (25%) of the Building shall be taken or condemned for public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of the Tenant to damages therefore are hereby assigned by the Tenant to Landlord; provided, nothing contained in this Section 16 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for any relocation costs provided to Tenant, and Tenant shall have the right to claim the same from such condemning authority. Upon such condemnation or taking, at the option of either Landlord or Tenant, the term of this Lease shall cease and terminate from the date such governmental agency takes possession, and the Tenant shall have no claim against Landlord for the value of any unexpired term of the Lease. If less than twenty-five percent (25%) of the Building shall be so taken, but if such taking shall substantially affect the Premises or the means of access thereto, or if such taking shall be of a material part of the Premises, Landlord or Tenant shall have the right, by delivery of notice in writing to the other party, to terminate this Lease as of the date when possession shall be so taken. If neither party shall so elect, this Lease shall be and remain unaffected by such taking except that, effective as of the date when possession shall be so taken, the Rent payable hereunder shall be diminished by an amount which shall bear the same ratio to the rent as the area of the part of the Premises taken bears to the area of the Premises before such taking.

________________________________________________________________________________

                               17. BANKRUPTCY
________________________________________________________________________________

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided for by Section 18 of this Lease. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Section 17.

________________________________________________________________________________

                          18. DEFAULT AND REMEDIES
________________________________________________________________________________

     (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

          i) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while Tenant is in default of any provisions or term of this Lease.

          ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder within ten (10) days after written notice from Landlord that such payment is overdue.

          iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

          iv)

                    a) The making by Tenant of any general assignment for the benefit of creditors;

                    b) The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);

                    c) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or

                    d) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

     (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          i) The amount of any unpaid Rent which had been earned at the time of such termination; plus

          ii) The amount by which the unpaid Rent which would have been earned after termination and for the present value at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus

          iii)      Any interest charged on delinquent Rent; plus

          iv) The reasonable costs incurred by Landlord in reletting the Premises which costs shall include, but not be limited to, real estate broker's fees incurred by Landlord, the reasonable costs of repairing the Premises and putting the same into a tenantable condition, and an amount equal to the difference between the Basic Rent as specified in this Lease and the basic rent payable by the replacement tenant(s) (provided such basic rent is substantially similar to fair market rent for such space),, but shall exclude the cost of tenant improvements, alterations, renovations and decorating the Premises for the new tenant(s), any allowances or credits which Landlord grants such new tenant(s), any expenses or costs related to any assumption by Landlord of the lease of such replacement tenant(s);, and the attorneys' fees and costs incurred by Landlord; plus

          v) Any other amount necessary to compensate Landlord for all the actual damages proximately caused by Tenant's failure to perform Tenant's obligation under this Lease.

     (c) In the event of any such default by Tenant, and in addition to all other remedies, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall be entitled to hold and sell Tenant's property in a commercially reasonable manner as specified in the Uniform Commercial Code as enacted in the State of Washington. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 18 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

     (d)

          i) In the event of any such default by Tenant and in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, Landlord may from time to time, without terminating this Lease, and without waiving its right to recover all Rent as it becomes due, relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          ii) In the event that Landlord shall elect to so relet, then Rentals received by Landlord from such reletting shall be applied; first, to the payment of any cost of such reletting (including the costs described in subsection 18(b)(iv) above); second, to the payment of the cost of any alterations and repairs to the Premises; third, to the payment of an indebtedness other than Rent due hereunder from Tenant to Landlord; and fourth, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. Should the portion of such Rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord.

     (e) Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant's timely, full and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire Term, even though such benefits or concessions may be realized by Tenant over less than the entire Term. Accordingly, notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease, Landlord shall become immediately entitled to receive from Tenant as Additional Rent the amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, including, without limitation,

          i) any amounts theretofore paid by Landlord to Tenant or to any third party or any amounts credited to Tenant or to any third party, for or on account of

                    a) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant,

                    b) any real estate commission paid on account of this Lease,

                    c) any expenses or costs related to assumption by Landlord of any other lease, plus

          ii) Rent for any period for which this Lease provides any zero or nominal Rent, including any period of early occupancy of the Premises prior to the commencement of the Term of this Lease, plus

          iii) The amount spent by Landlord for any tenant improvements to the Premises.

     (f) All rights, options and remedies of either party contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and the parties shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of either party hereunder shall be implied from any acceptance by the non-defaulting party of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     (g) Landlord shall be in default under this Lease if Landlord fails to make any payment required to be made by Landlord hereunder within ten (10) days after written notice from Tenant that such payment is overdue. Landlord shall also be in default in the performance of any non-monetary obligation required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for its performance, then Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion.

     (h) Notwithstanding anything herein to the contrary, both Landlord and Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Lease.

     (i) Except with respect to actions by Landlord to recover possession of the Premises through an unlawful detainer or similar procedure, and except with respect to emergency matters for which a restraining order or other similar equitable relief is necessary, the parties agree to attempt to resolve any disputes under this Lease as follows: both parties covenant to provide a person authorized and empowered to resolve any dispute that may arise to meet face to face with the person from the other party upon ten (10) days prior notice at a mutually convenient place. Such persons shall negotiate in good faith to attempt to resolve the dispute for as long as either party so desires and in good faith believes progress can be made, but no party shall be obligated to continue negotiations for longer than ten (10) days. Failing a resolution of the dispute by this method, the parties shall submit to non-binding mediation of the dispute with a mediator of their choice with experience in mediating commercial disputes. Both parties shall pay an equal share of the fees of the mediator prior to the commencement of the mediation. Otherwise the parties shall each pay their own costs and expenses of such mediation. Failing resolution of the dispute by this method, the parties shall resort to any other remedies provided at law.

________________________________________________________________________________

                     19. SUBORDINATION, QUIET ENJOYMENT
________________________________________________________________________________

     (a) Without the necessity of any additional document being executed by Tenant for the purpose of effective subordination, and at the election of Landlord or any mortgagee or beneficiary of a deed of trust with a lien on the Building, Common Areas, or Land or any ground lessor (collectively referred to in this Lease as "Mortgagee"), this Lease shall be subject and subordinate at all times to:

          i) All ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, Common Areas or the Land or both; and

          ii) The lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, Common Areas, Land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security (collectively referred to as "Mortgages").

     (b) Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or Mortgages to this Lease.

     (c) In the event that any ground lease or underlying lease terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any reasonable additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage. Should Tenant fail to sign and return any such documents within twenty (20) business days of such request, Tenant shall, at Landlord's election, be in default under this Lease.

     (d) The provisions of subsections (a) and (c) of this Section are conditioned upon Landlord obtaining and delivering to Tenant a nondisturbance agreement in which any Mortgagee currently or hereafter holding a Mortgage to which this Lease is to be subordinate agrees to recognize this Lease upon foreclosure, trustee's sale or deed in lieu thereof so long as Tenant is not in default under this Lease; provided that, even if Landlord has not obtained such a nondisturbance agreement, in the event of any such subordination of this Lease by operation of law or otherwise, Tenant's possession of the Premises shall remain undisturbed and Tenant's rights under this Lease shall be recognized and shall not be adversely affected so long as Tenant is not in default under this Lease, including upon any foreclosure, trustee's sale or deed in lieu thereof.

________________________________________________________________________________

                         20. ESTOPPEL CERTIFICATES
________________________________________________________________________________

     Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed; the Term Commencement Date, as well as the date of Term expiration; the date Tenant entered into occupancy of the Premises; the amount of minimum monthly Rental and the date through which such Rental has been paid; and certifying to the extent true: that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord, and that not more than one month's Rental has been paid in advance; and such other matters as Landlord may reasonably request. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the Security Deposit is as stated in this Lease, and that not more than one month's Rental has been paid in advance.

________________________________________________________________________________

                            21. ATTORNEYS' FEES
________________________________________________________________________________

     (a)  Payment to Prevailing Party.  If either party shall bring an action or
          ---------------------------
proceeding (including, without limitation, any cross-complaint, counterclaim or third party claim) against any other party by reason of the breach or alleged violation of any covenant, term or obligation hereof, or for the enforcement of any provision hereof, or to interpret the Lease, or for any other claim otherwise arising out of this Lease, the Prevailing Party (as defined below) in such action or proceeding shall be entitled to its costs and expenses of suit, including but not limited to reasonable attorneys' fees, which shall be payable whether or not such action is prosecuted to judgment. "Prevailing Party" within the meaning of this Section 21 shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     (b)  Attorneys' Fees in Third Party Litigation.   If either party is
          -----------------------------------------
required to initiate or defend any action or proceeding with a third party (including, without limitation, any cross-complaint, counterclaim or third party claim) because of the other party's breach of this Lease, or otherwise arising out of this Lease, and such party is the Prevailing Party in such action or proceeding, then the party so initiating or defending shall be entitled to reasonable attorneys' fees from the other party.

     (c)  Scope of Fees.  Attorneys' fees under this Section 21 shall include
          -------------
attorneys' fees on any appeal, attorney fees on any confirmation of an arbitration award or in enforcing any judgment on an arbitration award, and, in addition, a party entitled to attorneys' fees shall be entitled to all other reasonable costs and expenses occurred in connection with such action.

________________________________________________________________________________

                              22. LATE CHARGES
________________________________________________________________________________

     Tenant acknowledges that a late payment of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to ascertain. Such costs may include, but not be limited to, processing and accounting charges, and penalties imposed by terms of any contracts, mortgages or deeds of trust covering the Building. Therefore, in the event Tenant should fail to pay any installment of Rent or any sum due hereunder within five (5) days after written notice from Landlord that such amount is due, then Tenant shall pay Landlord as Additional Rent, a late charge equal to five percent (5%) of the amount owing. Notwithstanding the above, nothing contained in this Section 22 shall be deemed to preclude Landlord from exercising any other right or remedy Landlord may have under this Lease in law or equity, in addition to or in lieu of the above late charges. Tenant shall also pay Landlord an "NSF" fee of Fifty and No/100 Dollars ($50.00) for all checks of Tenant returned for insufficient funds.

________________________________________________________________________________

                                23. NOTICES
________________________________________________________________________________

     Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, overnight air courier or by mail, and if given by mail shall be mailed by certified mail, return receipt requested, addressed to Tenant or to Landlord at the addresses designated in subsection 1(h). Notice shall be deemed sufficiently given

     (a)  When tendered, if written notice is personally delivered; or

     (b) On the date delivered (or on the date delivery is refused) if sent by overnight air courier; or

     (c) If mailed, forty-eight (48) hours after deposit of the above-described certified mail with the United States Postal Service. Either party may specify a different address for notice purposes by written notice to the other.

________________________________________________________________________________

                              24. HOLDING OVER
________________________________________________________________________________

     Should Tenant continue to occupy the Premises after expiration or termination of the Term or any renewal or renewals thereof with Landlord's written consent, such tenancy shall be from month-to-month at a monthly Rent equal to one hundred fifty percent (150%) of the Rent and Additional Rent paid for the last month of the Term of this Lease and all other charges due hereunder for each month or any part thereof of any such holdover period. In the event of any unauthorized holding over by Tenant, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective upon termination of this Lease.

________________________________________________________________________________

                              25. ALTERATIONS
________________________________________________________________________________

     (a)  Approval Process.
          ----------------

          i)        Interior Finishes or Structural Work.  Tenant shall not make
                    ------------------------------------
or cause to be made interior finish work (alterations, additions or improvements) to the Premises or structural interior alterations (structural interior alterations include but are not limited to alterations involving the Building electrical, mechanical, plumbing, fire safety, life or other Building systems), without the prior written approval of Landlord, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed. All contractors used by Tenant shall be licensed and bonded and approved by Landlord in writing and in advance of any work. In addition, Tenant and Tenant's contractor shall comply with the terms and conditions provided in the Construction Rules and Regulations attached hereto as Exhibit "G." Tenant
                                                       -----------
shall provide Landlord with written notice of its intent to make changes at least thirty (30) days prior to the start of any proposed work. Notice shall include detailed information concerning the following items:

                    (a) General description of the changes to be made including the description of any demolition work;

                    (b) List of proposed licensed and bonded contractors to do the work (Tenant is required to select from Landlord's third-party contractors for architectural, electrical, mechanical, fire or life safety systems work.); all contractors shall provide Landlord with a certificate of insurance complying with Landlord's insurance requirements prior to commencement of any work;

                    (c)  Estimate of the cost of work;

                    (d) Intended work schedule including duration and indicating whether the work will be accomplished during "normal Building hours" or on an off-hours basis; and

                    (e) Plans and specifications for the work, including all cabling and mechanical/electrical plans (unless work involves, e.g., decorating, floorings, wall coverings, carpeting, painting, where plans and specifications are not applicable).

     Notwithstanding the above to the contrary, in the event any proposed alterations are estimated by Landlord to cost in excess of $15,000.00, Landlord shall have the right, in Landlord's sole discretion, to contract directly with the approved contractor for the installation of the alterations. If Landlord contracts directly with the approved contractor for the installation of the alterations, (1) Tenant shall reimburse Landlord for the costs of installation, as Additional Rent, within ten (10) days of Tenant's receipt of an invoice for such costs and/or, at Landlord's election, Tenant shall deposit with Landlord prior to the commencement of installation of the alterations up to one hundred percent (100%) of the estimated costs of installation, which Landlord shall apply toward such costs upon completion of the alterations, and (2) Tenant shall pay Landlord a construction management fee equal to two percent (2%) of the total cost of designing and installing the alterations, inclusive of taxes, permit fees, design fees, and construction fees.

     (b)  Work at Tenant's Risk.  Tenant shall complete any work done by Tenant
          ---------------------
pursuant to subsection 25(a) at Tenant's sole risk, cost and expense in accordance with the Construction Rules and Regulations attached hereto as Exhibit "G." Tenant shall keep the Premises, Building and Land free and clear
-----------
of liens of any kind.  If any such liens are filed, Tenant shall have thirty
(30) days (or ten (10) days if Landlord is in the process of refinancing) from the receipt of notice from Landlord informing Tenant of such filing to either remove such liens or to provide a bond in the amount of one hundred fifty percent (150%) of the lien claim indemnifying Landlord as security for the removal or certification thereof. At Landlord's option, Landlord may reasonably require a lien search on the Land at Tenant's cost and expense. Tenant covenants and agrees that all work done shall comply with the requirements of all governmental agencies, offices and boards having jurisdiction over the Premises. Further, Tenant shall provide to Landlord, within thirty (30) days of completion of any work, copies of all as-builts and plans and specifications (including all cabling and electrical plans), as applicable. Tenant agrees to hold harmless and indemnify Landlord in the event of any breach of Tenant's obligations.

     (c)  Title to Property. Landlord shall notify Tenant in writing prior to
          -----------------
the commencement of any improvements under this Section 25 if Tenant will be required to remove such additions, alterations or improvements at the end of the Lease term and restore the Premises to the same condition it was in prior to such installation, reasonable wear and tear and damage by Landlord, casualty or condemnation excepted. Notwithstanding the foregoing sentence, Tenant shall be obligated to remove, at Tenant's cost, all cabling within the Premises, and to restore the Premises to the condition it was in prior to the installation of such cabling, reasonable wear and tear excepted. At the expiration or earlier termination of this Lease, all alterations, additions or improvements made by Tenant after the Commencement Date shall, at Tenant's option (unless otherwise required by Landlord) either be removed and the Premises returned to their original configuration (normal, reasonable wear and tear and damage due to or caused by fire or other casualty, condemnation or Landlord excepted), or shall become the property of Landlord, free and clear of liens, claims and encumbrances, to remain upon and be surrendered with the Premises. Notwithstanding anything to the contrary herein, all movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment affixed to or located within the Premises, which can be removed without damage to the Building, shall remain the property of Tenant; provided, Tenant shall promptly repair any damage to the Premises and Building upon their removal. Furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term and any extensions thereof.

All alterations to the Premises with or without Landlord's written approval shall be made in accordance with Landlord's Construction Rules and Regulations attached hereto as Exhibit "G." Landlord reserves the right to modify such
                   ----------
rules and regulations as Landlord determines in its sole discretion; provided such modifications are reasonable and do not discriminate against any tenant of the Building.

________________________________________________________________________________

                                26. RENT TAX
________________________________________________________________________________

     If, during the Term of this Lease, any tax be imposed upon the privilege of renting the space leased hereunder or upon the amount of Rentals collected therefore, Tenant will pay as Additional Rent each month a sum equal to such tax or charge that is so imposed, but nothing herein shall be taken to require Tenant to pay any federal income tax imposed upon Landlord.

________________________________________________________________________________

                      27. PRIOR AGREEMENT, AMENDMENTS
________________________________________________________________________________

     Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promises. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by or on behalf of the party against whom enforcement of the change, modification, discharge or abandonment is sought.

--------------------------------------------------------------------------------
                          28. PERSONAL PROPERTY TAXES
--------------------------------------------------------------------------------

     Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed which become payable during the term hereof upon all Tenant's Tenant Improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by Landlord and is standard in the Building. In the event any of the Tenant's Tenant Improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property; provided, however, Tenant shall have the right to contest such taxes at Tenant's sole cost and expense and, if requested by Tenant, Landlord shall pay such taxes under protest to preserve Tenant's rights to contest them.

--------------------------------------------------------------------------------
                                29. SUCCESSORS
--------------------------------------------------------------------------------

     All of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

--------------------------------------------------------------------------------
                             30. RIGHT TO PERFORM
--------------------------------------------------------------------------------

     If Tenant shall fail to pay any sum of money, other than Basic Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform hereunder, and such failure shall continue for ten (10) business days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment of sums due under this Section 30 as in the case of default by Tenant in the payment of Rent.

--------------------------------------------------------------------------------
                               31. FORCE MAJEURE
--------------------------------------------------------------------------------

     Whenever performance is required of either party hereunder, that party shall use all due diligence to perform and shall take all necessary measures in good faith to perform; provided, however, that , except with respect to Tenant's obligation to pay Rent or any other charges due under this Lease, if completion of performance shall be delayed at any time by reason of acts of God, war, civil commotion, riots, strikes, picketing, or other labor disputes, governmental actions, Landlord's inability to obtain permits or other governmental approvals, inability to obtain materials, or damage to work in progress by reason of fire or other casualty, or other cause beyond the reasonable control of said party (except to the extent of such party's negligence), then the time for performance as herein specified shall be appropriately extended by the amount of the delay actually so caused. The provisions of this Section 31 shall not apply to a damage or destruction covered by Section 11 (Damage or Destruction).

--------------------------------------------------------------------------------
                          32. LIMITATION ON LIABILITY
--------------------------------------------------------------------------------

     In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

     (a) The sole and exclusive remedy shall be against Landlord's interest in the Building and all proceeds therefrom;

     (b) No general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership or limited liability company);

     (c) No service of process shall be made against any general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord (except as may be necessary to secure jurisdiction of the partnership or limited liability company);

     (d) No general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord shall be required to answer or otherwise plead to any service or process;

     (e) No judgment will be taken against any general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord;

     (f) Any judgment taken against any general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord may be vacated and set aside at any time nunc pro tunc;

     (g) No writ of execution will ever be levied against the asset of any general or limited partner of any partnerships who have any interest in the property, or member or manager of Landlord; and

     (h) These covenants and agreements are enforceable both by Landlord and also by any partner of any partnerships who have any interest in the property, or member or manager of Landlord.

--------------------------------------------------------------------------------
                          33. Intentionally Omitted.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               34. MISCELLANEOUS
--------------------------------------------------------------------------------

     (a)  Accord and Satisfaction.  No payment by Tenant or receipt by Landlord
          -----------------------
of a lesser amount than any installment or payment of the Rent due shall be deemed to be other than on account of the amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord's right to recover the balance of such Rent or any installment, or to pursue any other remedy provided in this Lease, shall be unaffected by said payment, endorsement or statement. Landlord reserves the right, in the absence of instructions to the contrary, to apply payment received from Tenant in whatever manner Landlord chooses.

     (b)  Authority.
          ---------

          i)   Tenant.  If Tenant is a corporation, each individual executing
               ------
this Lease on behalf of said corporation represents and warrants that she/he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing the execution of this Lease. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that she/he is duly authorized to execute and deliver this Lease on behalf of said partnership and that this Lease is binding upon said partnership in accordance with its terms, and concurrently with execution of this Lease, Tenant shall deliver to Landlord such evidence of authorization as Landlord may require. If Tenant is a marital community, or a member of a marital community, both members of the marital community shall execute this Lease, or concurrently with execution of this Lease, Tenant shall deliver to Landlord such evidence as Landlord may require that the member signing this Lease has the authority to sign on behalf of the marital community or, with Landlord's prior written consent, that Tenant's interest in this Lease is to be the separate estate of the signing member.

          ii)  Landlord.  The individual executing on behalf of Landlord
               --------
represents and warrants that she/he is duly authorized to execute and deliver this Lease on behalf of Landlord and that this Lease is binding upon said Landlord.

     (c)  Brokerage Commissions.  Tenant represents and warrants to Landlord
          ---------------------
that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect to the negotiation, execution or delivery of this Lease with the exception of Tenant's broker identified in subsection 1(f). Tenant shall indemnify and hold harmless Landlord against any loss, cost, liability or expense, including reasonable attorneys' fees and costs, incurred by Landlord as a result of any claim asserted by any broker, finder or other person, except Tenant's broker identified in subsection 1(f), on the basis of any arrangement or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this subsection 34(c) shall not apply to brokers with whom Landlord has an express written brokerage agreement.

     (d)  Intentionally omitted.

     (e)  Captions.  The captions of the paragraphs in this Lease are inserted
          --------
and included solely for convenience and shall never be considered or given any effect in construing or interpreting the provisions hereof if any question of intent should arise.

     (f)  Construction.  This Lease shall be construed in accordance with the
          ------------
laws of the State of Washington.

     (g)  Definition of "Landlord".  The term "Landlord", as used in this Lease,
          -----------------------
so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any master lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that the transferee of such title assumes and agrees to observe and perform any and all obligations and liabilities of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of the Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     (h)  Definition of "Tenant".  The word "Tenant", wherever used in this
          ---------------------
Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, obligate or inure to the benefit of Landlord and Tenant and their respective agents and employees.

     (i)  Examination of Lease.  Submission of this instrument for examination
          --------------------
or signature by Tenant does not constitute a reservation of or option of Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     (j)  Exhibits.  All exhibits attached to this Lease are incorporated herein
          --------
by reference.

     (k)  Light and Air.  This Lease does not grant any right of access to
          -------------
light, air, or view, over the property, and Landlord shall not be liable for any diminution of such light, air, or view by an adjacent structure and/or vegetation. Tenant agrees and covenants that no diminution of light, air or view by any structure which may hereafter be erected shall entitle Tenant to any reduction in Basic or Additional Rent under this Lease, result in any liability or obligation of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

     (l)  Merger.  This Lease supersedes any and all other agreements, either
          ------
oral or in writing between the parties hereto with respect to the Premises and contains all of the covenants, agreements and other obligations between the parties with respect to the Premises.

     (m)  Name.  Tenant shall not, without the written consent of Landlord,
          ----
which consent shall not be unreasonably withheld, unreasonably conditioned, or unreasonably delayed, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

     (n)  Parking. Tenant shall have the right to the non-exclusive,
          -------
non-specific use of four (4) parking stalls per 1,000 Usable Square Feet of space in the Premises, as the Premises may be expanded as provided herein, which parking stalls shall be located in the parking garage under the Building. The initial parking rates shall be Fifty-five Dollars ($55) per parking stall per month, which rate shall remain fixed for the first twenty-four (24) months of the Term. From the twenty-fifth (25th) month of the Term through the end of the Term, as the same may be extended, the monthly rate for such parking stalls shall be the market rate for underground parking stalls in buildings located in the Bellevue I-90 corridor; provided that such rate shall be adjusted no more than one time each year during such period. Such parking shall be subject to such reasonable rules, regulations, and codes as may from time to time be established by Landlord and/or governing authorities. If a parking administration program needs to be implemented at the Building, Tenant and Landlord agree to cooperate in the program implementation and Tenant acknowledges that Landlord costs associated with the program will be borne by Tenant on a pro rata basis as an Operating Cost.

     (o)  Partial Invalidity.  If any term, covenant or condition of this Lease
          ------------------
is held invalid or unenforceable, the validity and enforceability of the Lease shall not be affected thereby; all remaining terms, covenants or conditions of this Lease shall be valid and be enforceable to the fullest extent of the law.

     (p)  Recording. Neither Landlord nor Tenant shall record this Lease.
          ----------
Simultaneously with the signing of this Lease and upon the request of either party thereafter , the parties shall execute and cause to be properly recorded a short form memorandum of this Lease, with the cost of recording to be paid by the party requesting it.

     (q)  Severability.  Any provision of this Lease which shall prove to be
          ------------
invalid, void or illegal in no way affects, impairs, or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     (r)  Signage.  Tenant shall have the right to install one exterior, lighted
          -------
sign with Tenant's name on the Building facing I-90 at its sole cost, subject to Landlord's prior approval of the design and location, which shall not be unreasonably withheld, unreasonably conditioned, or unreasonably delayed, and subject to all applicable codes, ordinances, and regulations of the City of Bellevue. Unless required by the City of Bellevue, Landlord will not require the size of the exterior sign to be smaller than the existing "VoiceStream" building sign. Additionally, Landlord shall provide Tenant with one (1) directory and one (1) interior building sign at Landlord's cost. Tenant's rights under this section shall be personal to Tenant and any Permitted Assignee, and no other party shall be entitled to the sign rights granted to Tenant hereunder.

     (s)  Time.  Time is of the essence of this Lease with respect to the
          ----
performance of every provision of this Lease in which time or performance is a factor.

     (t)  Transportation Management Program.  Tenant shall cooperate, to the
          ---------------------------------
extent reasonable, with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan applicable to the Building or Newport Corporate Center. Landlord will provide Tenant with a copy of any such transportation management plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Building or the Park.

     (u)  Waivers.  The waiver by Landlord of any breach of any term, covenant
          --------
or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

     (v)  Communications Equipment.  Subject to Landlord and Tenant agreeing on
          ------------------------
a reasonably monthly fee for the use thereof, Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others provided that the exercise of any rights which are granted after Tenant has installed its Dish do not interfere with the rights granted to Tenant hereunder) to install, maintain, and from time to time replace certain satellite dishes, PCS antennas and related equipment (collectively, a "Dish") on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord's prior approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, (ii) such installation and/or replacement shall comply strictly with all laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) use the Dish solely for its non-revenue producing use, and (iv) obtain, at Tenant's sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of a Dish, and Landlord may charge the reasonable, out-of-pocket cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at Tenant's cost and expense upon the expiration or termination of this Lease. Tenant agrees that the Dish, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, without limitation, other satellite dishes) or computer devices by Landlord or by other tenants or occupants of the Newport Corporate Center. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Dish if Tenant fails to correct such interference within twenty-four (24) hours after such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Dish, it being assumed that Tenant has satisfied itself thereof.
Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including reasonable attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Dish.

     (w)  Data Center and Power Supply. Tenant shall have the right to install
          ----------------------------
and construct a data center in the Premises to be located within the "Lab Room" identified on Exhibit "A". Electricity to the data center shall be separately metered and Tenant shall pay all electricity costs in connection therewith. In connection with such data center, Tenant shall have the right to construct and install in the Building parking garage (or such other location as Landlord and Tenant may mutually agree upon) an uninterrupted power supply. Tenant's installation and construction of said data center and uninterrupted power supply shall be in accordance with Section 25 hereof.

--------------------------------------------------------------------------------
                            35. HAZARDOUS MATERIALS
--------------------------------------------------------------------------------

     (a) "Hazardous Material" means any substance, waste or material which is deemed hazardous, toxic, a pollutant or a contaminate, under any federal, state, or local statute, law, ordinance, rule regulation, or judicial or administrative order or decision, now or hereafter in effect.

     (b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises, Building and/or Land by Tenant, its agents, employees, contractors, or invitees without the prior written consent of Landlord. In order to obtain Landlord's consent, Tenant must demonstrate to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. Provided, Tenant shall not be in violation of the foregoing by its use and storage of standard office products, otherwise defined as hazardous, which products are used by Tenant with due care and in accordance with the instructions of the product manufacturer, in the reasonable and prudent conduct of Tenant's business on the Premises, Building and/or Real Property.

     (c) Tenant shall be liable to Landlord for any and all clean-up costs and any and all other charges, fees, and penalties imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of hazardous materials or other waste materials in or about the Property. Tenant shall indemnify, defend and save Landlord harmless from any and all costs, fees, penalties and charges assessed against or imposed upon Landlord as a result of Tenant's use, disposal, transportation, generation and/or sale of hazardous substances or other waste materials.

     (d) Landlord represents and warrants that, to the best of Landlord's knowledge, (1) no Hazardous Materials have been dumped, stored or manufactured on or are now being dumped, stored or manufactured on the Premises, Building or Land, and (2) there currently exists no environmental liability relating to any environmental contamination on the Premises, Building or Land. Landlord shall indemnify, defend and save Tenant harmless from any and all costs, fees, penalties and charges assessed against or imposed upon Tenant as a result of Landlord's use, disposal, transportation, generation and/or sale of hazardous substances or other waste materials.

--------------------------------------------------------------------------------
                                  36. RIDERS
--------------------------------------------------------------------------------

     Clauses, plats and riders, if any, signed by Landlord or Tenant and affixed to this Lease are a part hereof.

     IN WITNESS WHEREOF, the respective parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first hereon written.

LANDLORD                                             TENANT
Bentall Newport Centre L.L.C., a                     Mercata, Inc., a
Washington limited liability company                 Delaware corporation

By:  Bentall U.S. L.L.C., a
     Washington limited liability company
     its Manager

  /s/ Gary J. Carpenter                              /s/ Tom Van Horn
-----------------------------------------            -----------------------------
By:  Gary J. Carpenter                               By: Tom Van Horn
Its: Chief Operating Officer                         Its: President and Chief Executive Officer

 /s/ Lisa C. Rowe
-----------------------------------------
By:  Lisa C. Rowe
Its: Director of Leasing

--------------------------------------------------------------------------------
                           Landlord's Acknowledgment
--------------------------------------------------------------------------------

STATE OF WASHINGTON )
                    )
COUNTY OF KING      )

          On this 22nd day of February, 2000, before me, a Notary Public in and for the State of Washington, personally appeared Gary J. Carpenter and Lisa C. Rowe to me known to be the Chief Operating Officer and Director of Leasing, respectively, of Bentall U.S. L.L.C., a Washington limited liability company, the Manager of Bentall Newport Centre L.L.C., a Washington limited liability company, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                  /s/ Ellen L. Martin
                              --------------------------------------------------
                              Printed Name: Ellen L. Martin
                                            ------------------------------------
                              NOTARY PUBLIC in and for the State of Washington, residing at: Seattle
                                           -------------------------------------
                              My commission expires: 7-23-03

--------------------------------------------------------------------------------
                        Mercata, Inc.'s Acknowledgment
--------------------------------------------------------------------------------

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     On this 18th day of February, 1999, before me the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Tom Van Horn, to me known to be the President and Chief Executive Officer of Mercata, Inc., a Delaware corporation, the entity that executed the foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of Mercata, Inc. for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute said instrument.

     IN WITNESS WHEREOF my hand and official seal hereto affixed the day and year in this instrument above written.


                                      /s/ Craig A. Fielden
                               -------------------------------------------------
     [SEAL]                    Printed Name: Craig A. Fielden
                                             -----------------------------------
                               NOTARY PUBLIC in and for the State of Washington,
                               residing at Fall City
                                           -------------------------------------
                               My commission expires: 5-26-02
                                                      --------------------------

--------------------------------------------------------------------------------
                                  EXHIBIT "A"
                            FLOOR PLAN OF PREMISES
                           (Show existing Lab Room)
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

                                                                       Exhibit A

                       [Architect's Rendering of Second
                          Floor Plan of One Newport]

--------------------------------------------------------------------------------
                                 EXHIBIT "A-1"
                         FLOOR PLAN OF EXPANSION SPACE
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

                                                                       Exhibit A

                       [Architect's Rendering of First
                          Floor Plan of One Newport]

--------------------------------------------------------------------------------
                                  EXHIBIT "B"
                           LEGAL DESCRIPTION OF LAND
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.


ONE NEWPORT
-----------

LOT 1 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297;

TOGETHER WITH EASEMENTS FOR INGRESS, EGRESS AND PARKING OVER COMMON AREAS AS DESCRIBED IN INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 9012040117;

AND TOGETHER WITH THOSE EASEMENT RIGHTS AS DESCRIBED IN INSTRUMENTS RECORDED UNDER KING COUNTY RECORDING NOS. 9102120210, 9102130456 AND 9211232100;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

--------------------------------------------------------------------------------
                                 EXHIBIT "B-1"
                 LEGAL DESCRIPTION OF NEWPORT CORPORATE CENTER
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.


ONE NEWPORT
-----------

LOT 1 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297;

TOGETHER WITH EASEMENTS FOR INGRESS, EGRESS AND PARKING OVER COMMON AREAS AS DESCRIBED IN INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 9012040117;

AND TOGETHER WITH THOSE EASEMENT RIGHTS AS DESCRIBED IN INSTRUMENTS RECORDED UNDER KING COUNTY RECORDING NOS. 9102120210, 9102130456 AND 9211232100;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


TWO NEWPORT
-----------

LOT 4 OF REVISED SHORT PLAT NO. 278125, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8112079004, BEING A REVISION OF SHORT PLATS RECORDED UNDER RECORDING NO. 8101270743 AND 7809200912;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES, 30 FEET IN WIDTH DESCRIBED AS EASEMENT "X" AS DELINEATED ON SHORT PLAT NO. 278125 REVISION, RECORDED UNDER RECORDING NO. 8112079004;

AND TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES, 30 FEET IN WIDTH DESCRIBED AS EASEMENT "Y" AS DELINEATED ON SHORT PLAT NO. 278125 REVISION, RECORDED UNDER RECORDING NO. 8112079004;

AND TOGETHER WITH ACCESS EASEMENTS AS DESCRIBED IN PARAGRAPH 1.1 AND EXHIBITS "E" AND "F" OF DECLARATION RECORDED UNDER KING COUNTY RECORDING NO. 9102130456;

AND TOGETHER WITH THOSE EASEMENT RIGHTS GRANTED IN DOCUMENTS RECORDED UNDER RECORDING NOS. 9012040117 AND 9211232100;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


NEWPORT TOWER
-------------

LOT 3 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES OVER, ACROSS AND THROUGH TRACTS "X" AND "Y" OF SHORT PLAT NO. 278125, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 7809200912 AND REVISED UNDER RECORDING NOS. 8101270743 AND 8112079004;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


NEWPORT HEIGHTS
---------------

LOT B OF SHORT PLAT NO. 83-24, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8407179002;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


NEWPORT TERRACE
---------------

LOT 2 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297;

TOGETHER WITH A PORTION OF LOT 4 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297 BEING A REVISION OF SHORT PLAT RECORDED UNDER RECORDING NO. 8809200141 AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY MOST NORTHEAST CORNER OF SAID LOT 4;
THENCE SOUTH 01 degrees 26'03" WEST 96.00 FEET;
THENCE NORTH 89 degrees 00'20" WEST 194.90 FEET;
THENCE NORTH 01 degrees 23'24" EAST 97.34 FEET;
THENCE SOUTH 88 degrees 36'36" EAST 194.97 FEET TO THE TRUE POINT OF BEGINNING;

ALSO TOGETHER WITH A PORTION OF LOT 2 OF REVISED SHORT PLAT NO. 278125 ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8112079004 (VOLUME 29 OF SURVEYS, PAGE 299) BEING A REVISION OF SHORT PLATS RECORDED UNDER RECORDING NOS. 8101270743 AND 7809200912 DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 2;
THENCE SOUTH 01 degrees 23'24" WEST 200.46 FEET;
THENCE SOUTH 88 degrees 36'36" EAST 28.00 FEET TO A POINT ON THE EAST LINE OF SAID LOT 2 AND THE TRUE POINT OF BEGINNING;
THENCE SOUTH 01 degrees 23'24" WEST 268.35 FEET;
THENCE NORTH 89 degrees 00'20" WEST 15.05 FEET;
THENCE NORTH 01 degrees 23'24" EAST 268.45 FEET;
THENCE SOUTH 88 degrees 36'36" EAST 15.05 FEET TO THE TRUE POINT OF BEGINNING;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


FOUR NEWPORT
------------

LOT 4 OF SHORT PLAT NO. 487008, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809220297, BEING A REVISION OF SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8809200141;

                                                                   Exhibit "B-1"

EXCEPT THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERLY MOST NORTHEAST CORNER OF SAID LOT 4;
THENCE SOUTH 01 degrees 26' 03" WEST 96.00 FEET;
THENCE NORTH 89 degrees 00' 20" WEST 194.90 FEET;
THENCE NORTH 01 degrees 23' 24" EAST 97.34 FEET;
THENCE SOUTH 88 degrees 36' 36" EAST 194.97 FEET TO THE POINT OF BEGINNING;

(BEING KNOWN AS LOT B OF KING COUNTY LOT LINE ADJUSTMENT NO. 8812002, RECORDED UNDER RECORDING NO. 9105200930.)

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

                                                                   Exhibit "B-1"

--------------------------------------------------------------------------------
                                  EXHIBIT "C"
                             WORK LETTER AGREEMENT
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

This Work Letter Agreement is entered into upon the date this Lease is fully executed by and between Landlord and Tenant.

                                   RECITALS

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease.

     B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants herein after contained, Landlord and Tenant hereby agree:

     1.   Space Plan and Related Requirements.
          -----------------------------------

          (a) Landlord and Tenant have agreed upon standard Building specifications (the "Uniform Building Specifications") for the tenant improvements to be constructed in the Premises. The Uniform Building Specifications are attached hereto as Exhibit "C-2". On or before February 25,
                                      ------------
2000, Tenant shall submit to Landlord for its review and approval a proposed, preliminary space plan (the "Space Plan") for the Tenant Improvements to be constructed on the Third Floor showing the location of demising walls, partitions, doors, electrical devices, communication devices and indicating in general, the improvements to be done in Premises pursuant to this Work Letter Agreement (which improvements are hereafter referred to as the "Tenant Improvements"). The Preliminary Space Plan shall be attached to this Lease as "Exhibit C-1". Tenant shall submit a preliminary Space Plan for the Second
 -----------
Floor on or before a date which is three (3) months prior to the Second Floor Delivery Date. Tenant shall submit a preliminary Space Plan for the Expansion Space on or before a date which is three (3) months prior to the Expansion Space Availability Date. The term "Tenant Improvements" shall include the tenant improvements to be installed in the Second Floor and Expansion Space.

          (b) Within seven (7) calendar days following the date Tenant submits the preliminary Space Plan to Landlord, Tenant shall approve the preliminary Space Plan and shall furnish to Landlord any final adjustments to the preliminary Space Plan, including final location of partitions, doors, ceiling devices, and final specifications for materials and finishes, electrical devices, electrical loads, heat loads, extraordinary floor loads, special equipment and all other requirements (all of which must be in conformance with
the Uniform Building Specifications).   Final adjustments to the preliminary
Space Plan shall not materially change the defined scope of the Tenant Improvements set forth in Exhibit "C-1" attached hereto. Any increases in cost
                          ------------
due to Tenant's changes not covered by the Tenant Improvement Allowance shall be paid for by Tenant as Additional Rent. Tenant agrees to meet and cooperate with Landlord's architects and engineers and provide complete information as requested. Landlord shall be entitled, in all respects, to rely upon information so supplied by Tenant's Representative (defined below). If Tenant does not provide Landlord with any adjustments to the preliminary Space Plan within the seven (7) day period referenced above, the preliminary Space Plan attached hereto as Exhibit "C-1" shall be the final Space Plan.
                   ------------

          (c) All space plans and related requirements referred to herein above shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed, except to the extent there are variations from the Uniform Building Specifications, in which case Landlord may withhold its approval in Landlord's sole discretion.

          (d) Tenant shall be allowed up to a maximum of three (3) adjustments to the preliminary Space Plan. Any adjustments beyond the first three (3) shall be at Tenant's sole cost and expense.

          (e) Landlord appoints Sam Buckingham ("Landlord's Representative") to act for Landlord in all matters associated with this Work Letter Agreement. Tenant appoints Laurel Vanek of TenantWorks ("Tenant's Representative") to act for Tenant in all matters associated with this Work Letter Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter Agreement will be made to Landlord's Representative or Tenant's Representative, as the case may be. Neither party will make any inquiries of or requests to, and neither party will give any instructions or authorizations to, any employee or agent of the other party, including without limitation Tenant's architect, engineers and contractors working at the Building, or any of their agents or employees, with regard to matters associated with this Work Letter Agreement without providing notice of the same to the respective Landlord's Representative or Tenant's Representative. Either party may change its Representative at any time by providing three (3) days' prior written notice to the other party of the name, address, and contact numbers of the new Representative.

     2.   Work Schedule.
          -------------

          Provided Tenant does not delay in providing any final adjustments to the Space Plan within the time period described in subsection 1(b) above, then within ten (10) business days following the date Landlord receives the Space Plan with any final adjustments, Landlord shall provide Tenant with a preliminary work schedule (the "Preliminary Work Schedule") setting forth the various items of work and duration of each task.

     3.   Construction Drawings and Specifications.
          ----------------------------------------

          (a) Within five (5) business days of Tenant's approval of the final Space Plan, Tenant shall cause its architects and engineers to prepare the initial set of construction drawings and specifications (the "Construction Drawings") detailing the complete scope of the Tenant Improvements (the "Work") based on the approved Space Plan. The Construction Drawings shall include architectural, structural, plumbing, mechanical, electrical, and fire protection drawings as required and shall be prepared by duly licensed or registered architects as required by regulatory agencies, and shall utilize the Uniform Building Specifications. Any additional drawings or revisions shall be at Tenant's sole cost and expense.

          (b) Tenant and Landlord shall approve Construction Drawings in writing within five (5) business days from their completion, such approval not to be unreasonably withheld, unreasonably conditioned or unreasonably delayed. If neither party disapproves of the Construction Drawings within such five (5) business day period, approval shall be deemed granted. If either party disapproves of the Construction Drawings, Landlord shall cause the drawings to be corrected within five business (5) days. After final approval, no further changes may be made to the Construction Drawings without the prior written approval of Tenant and Landlord, which approval not to be unreasonably withheld, unreasonably conditioned or unreasonably delayed. Additional revisions requested by the Tenant resulting in additional costs shall be the sole responsibility of the Tenant. Approval of Construction Drawings shall be considered final authorization to proceed.

          (c) Landlord shall cause approved Construction Drawings to be submitted to the appropriate governmental agencies for plan review and building permit and attached to this Lease as Exhibit "C-3." Revisions which may be
                                     ------------
required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner so as not to delay progress of the Work. The final work schedule and Substantial Completion date shall be extended as required to reflect time lost, if any, to incorporate any such revisions.

          (d) Tenant shall be allowed up to a maximum of three (3) adjustments to the approved Construction Drawings. Any adjustments beyond the first three
(3) shall be at Tenant's sole cost and expense.

                                                                     EXHIBIT "C"

     4.   Construction of Tenant Improvements.
          -----------------------------------

          After the Construction Drawings have been prepared and approved, Landlord shall submit for a building permit for the Tenant Improvements. Landlord shall obtain three (3) competitive bids, on an open book basis, from Landlord's preferred contractor list. Landlord and Tenant shall approve one (1) bid within three (3) days from Landlord's notice to Tenant of the bids. Upon approval, Landlord shall enter into a construction contract with its contractor for the installation of Tenant Improvements in accordance with the Construction Drawings. The construction contract shall be a guaranteed maximum price contract and shall not be signed until approved by Tenant, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed. Landlord shall include a provision in its contracts with the contractors and subcontractors who perform the Work that Tenant is a direct third party beneficiary of all warranties provided to Landlord. All such warranties shall be for the longest period the Landlord can obtain. Within five (5) business days from the date Landlord enters into the construction contract Landlord shall obtain from the contractor a final work schedule (the "Final Work Schedule") which shall replace the Preliminary Work Schedule. Landlord shall supervise the completion of the Work and shall use its reasonable best efforts to secure completion of the Work by the date which is forty-five (45) days after the Third Floor Availability Date provided that Tenant meats all required time lines and such completion date is reasonably possible. Tenant shall pay to Landlord a fee for overhead and coordination of the Work equal to two percent (2%) of the gross value (less any sales taxes and other amounts paid by Tenant directly to any vendor) of the amount of the general contractor's final application for payment related to such Work. The scope of the services provided by Landlord shall include without limitation the services listed on Exhibit "C-4".
                                                  ------------


     5.   Payment for Tenant Improvements.
          -------------------------------

     (a) Landlord shall provide Tenant with an allowance of up to $14.00 per usable square foot of space on the Second Floor and $10.00 per useable square foot of space on the Third Floor (the "Tenant Improvement Allowance") towards the cost of the installation of the Tenant Improvements excluding Tenant's furniture, fixtures and equipment. Tenant shall have the right to allocate all or any portion of the total Tenant Allowance between the Tenant Improvements on the Second Floor and Third Floor as Tenant deems necessary in its sole discretion. Landlord shall have no additional responsibility or obligation to pay any amount in excess of the Tenant Improvement Allowance. All costs or expenses incurred by Landlord in excess of the Tenant Improvement Allowance shall be the sole and exclusive responsibility of Tenant and shall be payable to Landlord as Additional Rent within thirty (30) days of Tenant receipt of an invoice for such costs or expenses, but not prior to Landlord's substantial completion of the Work. Tenant shall have the right to apply the Tenant Improvement Allowance to the costs of purchasing, designing and constructing the following, in Tenant's sole discretion: (i) all costs of constructing the Tenant Improvements; (ii) all construction manager costs and fees, including the costs and fees of Tenant's Representative; (iii) all permit and governmental fees;
(iv) any applicable sales taxes; (v) the costs of any as-built plans; and (vi) architect and engineering costs.

     (b)  Design Allowance.  Upon Landlord's receipt of copies of paid invoices
          ----------------
from Tenant's design professionals, Landlord provided Tenant with a design allowance (the "Design Allowance") of up to $0.15 per useable square foot of space on the Second and Third Floors, which may be used by Tenant for space planning costs for the Second and Third Floors. Tenant shall have the right to allocate all or any portion of the total Design Allowance between the design planning for the Second Floor and Third Floor as Tenant deems necessary in its sole discretion. Landlord shall pay all invoices from Tenant's design professionals no later than thirty (30) days after receipt.


     6.   Additional Work.
          ---------------

          (a) Any changes to the Tenant Improvements requested by the Tenant after final approval of the Space Plan ("Additional Work") shall be made in writing to Landlord. Thereafter, Landlord shall submit to Tenant a written cost estimate of the Additional Work, at Tenant's sole cost and expense, including costs associated with: (i) revisions to the Space Plan and/or Construction Drawings; (ii) construction of the Additional Work; (iii) required permits, governmental fees, and inspections; (iv) Washington State sales tax; (v) as-built record documentation; and

(vi) delay of the Final Work Schedule. Upon written approval thereof by Tenant, Landlord shall authorize its contractor, architect, engineer and/or vendor to proceed with the Additional Work, and to submit actual costs by Change Order to the construction contract for invoicing to Tenant. Failure by Tenant to approve the cost estimate or Final Work Schedule within (5) days receipt thereof shall be deemed a withdrawal of request and contractor shall proceed with the Work as defined prior to such Change Order. Under no circumstances shall the Substantial Completion Date or the Rent Commencement Date change as a result of Tenant's Additional Work.

          (b) Tenant shall pay to Landlord a fee for overhead and coordination of the Additional Work equal to two percent (2%) of the gross value (less any sales taxes and other amounts paid by Tenant directly to any vendor) of the amount of the general contractor's final application for payment related to such Additional Work.

          (c) Tenant shall utilize Uniform Building Specifications as defined in Exhibit "C-2" to the extent such finishes and materials are applicable to the
   ------------
scope of the Additional Work. Tenant shall be responsible for all costs related to the proper design, operation and maintenance of the Additional Work whether or not installed by Landlord's contractor at Tenant's request.

          (d) All Additional Work referred to herein above shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     7.   Substantial Completion and Commencement of Term.
          -----------------------------------------------

          (a) The terms "Substantial Completion," "Substantially Complete" and words of similar import as used herein, shall mean the date on which both the Landlord's work as described in this Work Letter Agreement is substantially complete, except for punch list items, Additional Work and/or Change Orders, and a temporary certificate of occupancy for the Premises has been issued.

          (b) Notwithstanding the provisions of Paragraph 6(a) above, if there is a delay in Substantial Completion as a result of:

               i) Tenant's failure to approve any item or to perform any other obligation by the date specified in the Work Letter;

               ii) Tenant's request for materials, finishes or methods of construction not readily available; or

               iii) Tenant's request for Additional Work (whether or not agreeable to Landlord),

such a delay shall cause the Commencement Date to accelerate by the number of days delayed from the date the Commencement Date would otherwise have occurred.

          (c) Within three (3) days prior to the date Landlord anticipates delivering the Premises to Tenant, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch list of items needing additional work by Landlord. Landlord will complete all reasonable punch list items within a reasonably time after the walk-through inspection. In addition, Landlord shall repair any latent defects in the Work as soon as practicable after written notification from Tenant at any time during the Term.

     8.   ADA Compliance; Compliance with Laws.
          ------------------------------------

          (a) With respect to any Tenant Improvements designed and installed by Landlord, Landlord warrants that the same shall comply with the provisions of the Americans with Disabilities Act (ADA), Title III, "Commercial Facilities" and all other applicable federal, state and local laws, regulations and building codes.

          (b) The Tenant shall determine and provide for reasonable accommodation to persons with disabilities within the Premises in accordance with the Americans with Disabilities Act (ADA) Title I, "Employment".

                                                                     EXHIBIT "C"

     9.   Cooperation. The parties agree to use their reasonable best efforts to
          -----------
cause each of their respective consultants, architects and/or engineers to cooperate with one another so that the Tenant Improvements are promptly, diligently and efficiently constructed in accordance with the Work Schedule.

     10.  Force Majeure.  Landlord shall have no liability whatsoever to Tenant
          -------------
for the inability or delay of Landlord to fulfill any of Landlord's obligations under this Work Letter Agreement on account of any cause beyond Landlord's reasonable control including, without limiting the generality of the foregoing, lock-outs (including lock-outs decreed or recommended for its members by a recognized contractors' association of which the Landlord is a member or to which the Landlord is otherwise bound), strikes, labor disputes, inability to procure materials or services, restrictive governmental laws or regulations, inability to procure necessary permits, fire, act of God, floods, delays in transportation, acts of civil or military authorities, riots, insurrection, sabotage, rebellion and war, and delays in construction caused by weather conditions. If the Lease, this Work Letter Agreement or the Work Schedule specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

                                                                     EXHIBIT "C"

--------------------------------------------------------------------------------
                                 EXHIBIT "C-1"
                                  SPACE PLAN
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.



                                  SPACE PLAN
                                  ----------

                  [To be attached following Lease execution.]

                                                                   EXHIBIT "C-1"

--------------------------------------------------------------------------------
                                 EXHIBIT "C-2"
                   UNIFORM BUILDING STANDARD SPECIFICATIONS
--------------------------------------------------------------------------------

                   UNIFORM BUILDING STANDARD SPECIFICATIONS
                   ----------------------------------------

Construction of the Tenant Improvements shall be per the space plan attached herein and detailed per industry and building standard practice. All materials and finishes shall be per the uniform Building standard specifications as defined herein. The intent of the uniform Building standard specifications is to achieve a uniform and consistent appearance throughout the Building. Materials and finishes not specifically defined herein, if requested by Tenant and approved by Landlord, shall be at Tenant's sole cost and expense and may be subject to an additional Tenant cost to restore the premises to a uniform Building standard condition upon termination of the Lease. Payment terms for all items subject to restoration shall be agreed upon prior to the start of any Work.


Partitions:
----------

Demising walls - 2-1/2" x 9'-0"--25 gauge--metal studs, 5/8" gypsum wall board each side taped with smooth finish, sound attenuating blanket in wall cavity and ceiling plenum 2'-0" each side of wall.

Partitions attach to mullions with double back tape

Interior walls - 2-1/2" x 9'-0" metal studs, 5/8" gypsum wall board each side taped with smooth finish. All walls terminating at exterior window system shall attach to vertical window mullion. 1/2" "Black Reveal at top of walls.

Finish - one coat latex primer, two coats latex paint with eggshell finish, neutral colors.

Ceilings:
--------

Existing 2' x 2' exposed suspended ceiling grid at 9'-0" A.F.F., existing lay-in acoustical mineral fiber panels with fissured pattern finish, off-white uniform Building standard color.

Floors:
------

Carpet - 30 oz. cut pile, glue down installation or similar quality as determined by Landlord.

Vinyl composition tile - Armstrong "Excelon" 12"x12" tiles, Imperial texture finish, neutral colors.

Doors, frames and hardware:
--------------------------

Doors and frames - 3'-0" uniform Building standard full height 1-3/4" solid core with 5-ply plain sliced red oak veneer, red oak throated frame.

Wood finish - uniform Building standard stain to match, sanding sealer, clear, water based lacquer semi-gloss finish coat.

Hardware - ADA compliant commercial grade lever action passage latch set by uniform Building standard manufacturer, 2 pair butt hinges, brushed aluminum finish.

                                                                   EXHIBIT "C-2"

Window treatment:
----------------

Existing 1" mini-blinds on exterior walls, uniform Building standard color.

Millwork:
--------

Cabinetry - prefabricated particle board modular units with standard manufacturer's laminated finish.

Plumbing:
--------

Stainless steel faucet and sink, Moen single lever faucet and 6 gallon electric hot water heater in the ceiling.

Electrical, lighting and communication systems:
----------------------------------------------

Convenience power - one 120V/180W duplex outlet per office mounted at interior partition and/or one 120V/20A circuit in junction box per group of eight modular workstations mounted at plenum or interior partition.

Electrical panel must be re-labeled.

Equipment power - one dedicated 120V/20A copier circuit mounted at interior partition.

Telephone and data - mud ring with pull string, one per office and/or one per group of eight modular workstations mounted at interior partition. Installation of system wiring by Tenant's vendor in accordance with Item 3 of the Building Rules and Regulations attached hereto as Exhibit "F." Location of telephone /
                                         ----------
data processing equipment shall be in Tenant premises.

Ambient light fixtures - existing 2x4 fluorescent lay-in fixture with parabolic louver, existing cool white lamps, quantity per Washington State Energy Code. Approximately one (1) per 80 square feet.

Switching - one switch per office and/or open area per Washington State Energy Code.

Mechanical systems:
------------------

Existing Building shell heating, ventilating and air conditioning system per Building design standard specifications.

All 24 hour cooling must be separately metered.

Fire protection and life safety systems:
---------------------------------------

Type, quantity and location of devices per Fire Marshall, Uniform Fire Code and all applicable municipal regulatory agencies.

                                                                   EXHIBIT "C-2"

--------------------------------------------------------------------------------
                                 EXHIBIT "C-3"
                             CONSTRUCTION DRAWINGS
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.


                  [To be attached following Lease execution.]

                                                                   EXHIBIT "C-3"

--------------------------------------------------------------------------------
                                 EXHIBIT "C-4"
                           LANDLORD'S SCOPE OF WORK
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

The scope of services provided by Landlord as set forth in Section 4 of the Work Letter Agreement will include at least the following elements:

PROJECT MANAGEMENT:
   . Requests for proposals
   . Value engineering
   . General oversight and management

PERMITTING:
   . Cooperate with Tenant's architect, who will submit for the Tenant
     Improvement permit(s)
   . Coordination with Tenant's architect and Representative to facilitate and/or expedite the building permit process to the extent possible

BIDDING (PUBLIC/PRIVATE):
  . Assemble bid packages/specifications
  . Evaluate and make recommendation on bids
  . Value engineering

CONTRACT ADMINISTRATION:
  . Prepare contracts (when applicable)
  . Facilitate change orders

PROJECT CLOSE OUT:
  . Punchlists
  . Cooperate with Tenant's architect in the preparation of as-builts
  . Owner/maintenance manuals
  . Assist Tenant's Representative and architect in conducting the punch list walk-through
  . Permit finals/certificate of occupancy

                                                                   EXHIBIT "C-3"

--------------------------------------------------------------------------------
                                  EXHIBIT "D"
                            SAMPLE LETTER AGREEMENT
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement. The summary of Lease terms herein shall not vary the terms, provisions and/or obligations of the Lease.


Date

Tenant
Suite
Address
City, State, Zip

Re:  Basic Lease Terms

In accordance with Section 3 of the Lease dated February 6, 1998 by and between Bentall Newport Tower L.L.C., and Western Wireless Corporation, a Delaware corporation, Landlord and Tenant hereby mutually agree that the Section 1 of the Lease is hereby deleted and replaced as follows:

(a)  Premises:
     ---------

       Building Name:
       Building Address:
       Floor:
       Suite:
       Premises Area:                         (Subject to subsection 2(a) below)
       Rentable Square Feet:                  Approximately _____
         Useable Square Feet:                 Approximately _____
       Building Area:                         _________ Rentable Square Feet
       Load Factor:                           _______%
       Tenant's Percentage:                   _______%, subject to adjustment in
                                              accordance with subsection 2(a)
                                              below


(b)  Term of the Lease: Subject to Section 3,
     the term of this Lease shall be for       _______________
     commencing on                             _______________

(c)  Basic Rent (Subject to Section 4 below):
     ----------

                             Basic Rent        Per Rentable Square
          Lease Months       per Month            Foot (Annual)
          ------------       ---------         --------------------

             1 to 12         $________            $______, NNN
            13 to 24         $________            $______, NNN
            25 to 36         $________            $______, NNN
            37 to 48         $________            $______, NNN
            49 to 60         $________            $______, NNN

(d)  Security Deposit:
     ----------------

                                                                     EXHIBIT "D"

(e)  N/A

(f)  N/A

(g)  Parking: Pursuant to the terms of subsection 32(p): ___________ parking
     -------
       passes per 1,000 usable square feet of leased Premises.

(h)  N/A

(i)  N/A

Sincerely,


Landlord's Representative

LANDLORD                                         TENANT

(Bentall) L.L.C., a                              (Tenant), a ___________________
Washington limited liability company

By: Bentall U.S. L.L.C., a
      Washington limited liability company
      its Manager

       (SAMPLE)                                            (SAMPLE)
------------------------------                   -------------------------------
By:                                              By:
Its:                                             Its:

Date: ________________________                   Date:  ________________________


       (SAMPLE)
------------------------------
By:
Its:

Date:  ________________________

                                                                     EXHIBIT "D"

--------------------------------------------------------------------------------
                                  EXHIBIT "E"
                                OPERATING COSTS
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

The following list represents the categories of the Operating Costs per subsection 6(d) of the Lease:

     Janitorial

     Security and Life Safety

     Utilities and Waste Disposal

     Mechanical and Electrical

     Signage

     General Repairs and Maintenance

     Insurance

     Administration

     Real Estate Taxes and Assessments

                                                                     EXHIBIT "E"

--------------------------------------------------------------------------------
                                  EXHIBIT "F"
                        BUILDING RULES AND REGULATIONS
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement, which Landlord shall have the right to amend from time to time. To the extent there are any inconsistencies between these rules and regulations and the provisions of the Lease, the provisions of the Lease shall prevail.

     1. The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by Tenant, its employees or agents, or used by them for purposes other than ingress and egress to and from Premises.

     2. Notwithstanding any of the terms and provisions of this Lease, Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls woodwork, trim, windows, ceilings, or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor. In the event a contractor is hired by Tenant, the Tenant and the contractor shall execute Landlord's standard form Hold Harmless Agreement, which indemnifies Landlord, its agents and invitees from any and all liability in connection with contractors work.

     3. Tenant's communication equipment, cabling, telegraphic, telephonic, security systems or other electrical connections shall not be installed without Landlord's prior written approval, which approval shall not be unreasonably withheld, unreasonably conditioned, or unreasonably delayed. Tenant shall install its phone and computer systems in Tenant's suite and Landlord will require Tenant to label all such installations at the point of beginning to the end point. Within thirty (30) days of final completion of any such work Tenant shall provide Landlord a final as-built detailing the routes and locations of such installation.

     4. Except as otherwise indicated herein, no signs, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated in writing by Landlord. Except as otherwise provided in the Lease, there shall be no obligation or duty on Landlord to allow any sign, advertisement notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Signs on doors will be painted for the Tenant by a sign writer approved by Landlord, the cost of the painting to be paid by the Tenant. No furniture shall be placed in front of the Building or in any lobby or corridor without the prior written consent of Landlord. Landlord shall have the right to remove all other signs and furniture without notice to Tenant at the expense of Tenant.

     5. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

     6. Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the Building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, load/unloading areas, handicapped zones, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within ten (10) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and its employees. Landlord shall not be liable for any vehicle of the Tenant or its employees that Landlord shall have towed

                                                                     EXHIBIT "F"
from the Premises. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles. Cars parked overnight may be towed, at Tenant's expense, unless Tenant has prior written permission from Landlord.

     7. No Tenant shall do or permit anything to be done in the Premises, or bring or keep anything therein, which will in any way increase the rate of casualty insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of any governmental agency or department.

     8. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building shall be covered or obstructed by Tenant.

     9. No person shall disturb the occupants of the Building by the making of loud or objectionable noises, or any other unreasonable or offensive conduct or activity including, but not limited to, smoking, which is in violation of any applicable law or as designated by Landlord. In the absence of a designated smoking area, no person shall smoke within thirty (30) feet from any posted "No Smoking" signs or any Building entrance. No dogs or other animals or pets of any kind will be allowed in the Building.

     10. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the Building, shall be borne by the Tenant who, or whose employees or agents shall have caused it.

     11. No bicycles or similar vehicles will be allowed in the Building (but are allowed in the garage).

     12. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

     13. Tenant shall not be permitted to use or to keep in the Building any kerosene, gasoline or any inflammable or combustible fluids or materials, without the prior written consent of Landlord.

     14. If Tenant desires, at its cost, shades, draperies, or awnings, they must be of such shape, color, materials and make as shall be designated by Landlord. Any outside awning may be prohibited by Landlord. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building. Landlord or its agents may show said Premises and may place on the windows or doors thereof, a notice "For Rent" for six (6) months prior to the expiration of the Lease.

     15. No portion of the Building shall be used for the purpose of lodging rooms or for any unlawful purposes.

     16. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

     17. Landlord reserves the right at any time to take one elevator out of service for the exclusive use by the Building management in servicing the Building.

     18. All safes, furniture or other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord at Tenant's sole cost and expense. Landlord requires Common Area walls and corners to be protected and masonite board to be installed and used in all Common Areas for all furniture moves. Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any such equipment or from

                                                                     EXHIBIT "F"
overloading any floor in any way shall be the responsibility of the Tenant. Defacing or injuring in any way any part of the Building by the Tenant, its agents or employees, shall be paid for by the Tenant.

     19. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's Lease of its Premises in the Building.

     21. Tenant shall fully cooperate in allowing, from time to time, such examinations, tests, inspections, and reviews of the Premises as Landlord, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems. Landlord expressly reserves the right to conduct examinations, test (including but not limited to a geohydrologic survey of soil and subsurface conditions), inspections, and review of the premises as Landlord in its sole and absolute discretion may determine to be necessary.

     22. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, contractors, clients, customers, invitees and guests.

     24. If Tenant's use of heating, cooling or convenience power exceeds the design load parameters of the Building and a service call is requested, then Tenant is responsible for such service as a direct Tenant cost.

     25. Tenant shall pay for all additional security costs and Landlord maintenance personnel required in connection with Tenant's move-in or move-out. Landlord shall have the right to establish and modify from time to time rules governing the move-in and move-out of Tenant's furniture, fixtures and equipment and Tenant shall fully comply with such rules as established and modified.

                                                                     EXHIBIT "F"

--------------------------------------------------------------------------------
                                  EXHIBIT "G"
                   BENTALL CONSTRUCTION RULES & REGULATIONS
--------------------------------------------------------------------------------

This exhibit is a continuation of that certain Lease dated February 17, 2000, between Bentall Newport Centre L.L.C., a Washington limited liability company and Mercata, Inc., a Delaware corporation on real property in King County, Washington, and by this reference shall become part of that agreement.

1. All finishes must be matched to the building standard including doors and frames, hardware, interior partition detail, column details, etc.

2. Any materials not reused in Tenant's alterations must be returned to Landlord. Tenant agrees to have Tenant's contractor store such items in the areas designated by Landlord.

3. All workmanship must be done in conformity with commercial standards in a first class office building and in accordance with all local and federal governmental codes including any requirements necessary to bring the Premises into compliance therewith.

4. Building electrical panel must be labeled to show electrical changes including but not limited to electrical outlets and lighting relocations and additions.

5. All common areas including but not limited to entrances carpeted areas, elevators and ceilings affected by the performance of Tenant's alterations must be restored to their original condition immediately upon request of Landlord. Landlord hereby states that all common areas are in excellent condition and do not show any signs of wear and tear. Should Tenant or Tenant's contractor notice any common areas which have an existing condition of wear and tear, Tenant or Tenant's contractor shall notify Landlord in writing prior to commencement of improvements.

6. Addition of any equipment which will in any way increase the consumption of electricity beyond the building standard use or will have a significant impact on the HVAC system, must be specified and detailed in writing to Landlord for review and approval.

7. Any work which will affect any of the building systems including but not limited to fire protection, mechanical and electrical shall be coordinated with the Landlord. All systems are required to be restored at the end of the day.

8. All work performed must not affect the structural integrity of the Building.

9. Work performed during regular business hours must not disrupt the business or operations of adjoining tenants. Specifically, all work which creates disruptive noise or odors must be completed during nonbusiness hours. Please note that the perimeter doors are locked from 6:00 pm until 7:00 am, Monday through Friday and 24 hours per day on Saturday and Sunday. If any work is required to be done while the doors are locked, the contractor/Tenant must notify Bentall 24 hours in advance to arrange for access and additional security. Any access or additional security required as a result of Tenant's work shall be billed to Tenant as Additional Rent.

10. Tenant must obtain all governmental permits and approvals before commencing work.

11. Tenant indemnifies, defends and holds Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses arising from or out of the performance of such alterations.

                                                                     EXHIBIT "G"

12.  Work related to the roof of the Building:

     .    Access by authorized personnel only.
     .    No objects shall be left unattended.
     . Core penetrations shall be performed by Landlord's contractor at Tenants cost.

13. In addition to the conditions listed above, Tenant's contractor shall fully comply with the following additional conditions:

     . No smoking is allowed except in areas designated as smoking areas, or a minimum of thirty (30) feet from any Building entrance.
     . All common areas must be kept clear of contractor's supplies and materials.
     . All perimeter doors shall not be held open during non-business hours. Violation of this condition will result in fines to Tenant and Tenant's contractor.
     . No loading or unloading of contractor's supplies or materials shall be done during normal business hours. Loading and unloading during non-business hours must be done with protection to the common areas of the building. Landlord must be advised 24 hours in advance of deliveries in or out of the Building.
     . Contractor shall not use any existing lines of communication to the building for its own use.
     . Restoring the premises to the condition delivered to Tenant including labor and materials of the suspended ceiling, lights, mechanical systems or any other condition existing prior to the alterations.

--------------------------------------------------------------------------------
                                  EXHIBIT "H"
                           JANITORIAL SPECIFICATIONS
--------------------------------------------------------------------------------

                           Janitorial Specifications


General Areas, Offices, Lounges, & Lobby, Etc.
---------------------------------------------

A.  Services Performed Nightly
1.   Empty wastebaskets
2.   Transport trash to designated areas
3.   Dust all furniture including desks, chairs, etc.
4.   Empty and damp clean all ashtrays
5.   Dust all exposed bookcases, shelves and cabinets
6.   Sanitize and clean drinking fountains
7. Low dust all horizontal surfaces to hand height (70") including walls, baseboards, ledges, moldings, shelves, picture frames, vents, radiators, etc.
8.   Spot clean desk surfaces
9.   Clean counter surfaces
10.  Spot clean lobby glass including entrance doors
11.  Spot interior glass in partitions and doors
12. Remove fingerprints from front doors, frames, light switches, kick and push plates, handles, railings, and walls, etc.
13.  Check and clean furniture in conference room
14.  Clean and service receptacles and screens furnished by client
15.  Personal papers on desks, cabinets, etc, are not to be disturbed
16.  Damp clean blackboards/whiteboards if requested
17.  Clean and polish bright work to hand height
18.  Sweep, vacuum, and dust all carpeted stairways
19.  Dust and spot clean elevators and polish interior brass
20.  Clean elevator tracks on all floors
21.  Spot clean "Exit" on stairwells

B.  Services Performed Semi-Weekly
1.   Dust all telephones

C.  Services Performed Weekly
     1. High dust above hand height all horizontal surfaces, ledges, shelves, and moldings
     2.   Clean desk surfaces
     3.   Remove dust and cobwebs from ceiling
     4.   Sweep and clean "Exit" stairwells

D.  Services Performed Monthly
     1.   Wash all wastebaskets
     2.   Dust venetian blinds
     3.   Vacuum diffuser outlets in ceiling and windowsills
     4.   Dry clean area adjacent to diffuser outlet

Washrooms
---------

A.  Services Performed Nightly

     1. Clean and sanitize all toilet bowl flush rings, drain and overflow outlets
     2. Clean, sanitize and polish all vitreous fixtures, including toilet bowls, urinals, and hand basins
     3.   Clean and sanitize toilet seats
     4.   Clean and polish all chrome fittings
     5.   Clean and polish all glass and mirrors
     6.   Wash and sanitize exterior of all receptacles
     7.   Empty and sanitize interior sanitary container
     8.   Empty all trash receptacles and containers and replace liners
     9.   Dust metal stall partitions
     10.  Spot clean stall partitions
     11.  Empty and damp clean all ashtrays
     12. Remove fingerprints from doors, frames, light switches, kick and push plates, handles and walls
     13.  Remove spots, stains, splashes from wall area and near hand basin
     14. Refill all dispensers to normal limits, this includes soap, napkins, tissue, hand towels, liners, seat cover and cup dispensers
     15.  Dust all furniture including tables and chairs
     16. Low dust all horizontal surfaces to hand height including sills, ledges, shelves, frames, vents, and heating outlets
     17.  Damp mop floors
     18.  Flush toilet bowls with "Bowlclene"

B.  Services Performed Weekly
     1.   Wash and sanitize stall partitions
     2. High dust above hand height all horizontal surfaces including ledges, shelves, and moldings

C.  Services Performed Monthly
1.   Vacuum diffuser outlets in ceilings and/or walls
2.   Machine scrub and seal (if applicable) restroom floors

D.  Services Performed Quarterly
     1.   Dry clean are adjacent to diffuser outlet

Floors: Resilient and Hard
--------------------------

A.  Services Performed Nightly
     1.   Dust mop or sweep: tile, marble, terrazzo, and hardwood flooring
     2.   Damp mop: tile, marble and terrazzo

B.  Services Performed Monthly
     1.   Scrub and refinish to maintain adequate protective coating
     2.   Strip, clean, refinish and machine polish

Carpets
-------

A.  Services Performed Nightly
     1. Vacuum entire carpeted area including open areas, lobbies, leg space under desks, tables, and other non-traffic areas
     2.   Inspect and remove spots and stains

B.  Services Performed as requested at added cost
     1.   Provide service mats as requested

Walls and ceilings
------------------

A.  Services Performed Nightly
     1.   Remove spots, stains, and splashes to hand height

Furniture: Fabric
-----------------

A.  Services Performed Monthly
     1.   Services to be performed as requested at additional cost

General
-------

A.  Daily services
     1. Leave notice of any observed irregularities (i.e. defective plumbing, unlocked doors, lights left on and supply shortage)
     2. All lights are to be turned off except those specified. Doors and windows closed and locked
     3.   Provide owner with action request to be checked daily

B.  Weekly services
     1.   Provide copies of action request logs to owner

C.  Bi-Weekly services
     1.   Provide copies to walk-through reports to owner

D.  Services to be provided as requested at additional cost
     1.   Emergency cleanup